                   SOFTWARE LICENSE AND SERVICES SUBCONTRACT

                                    BETWEEN

                           DIGITAL BIOMETRICS, INC.

                                      AND

                           IMAGEWARE SOFTWARE, INC.

Table of Contents

1.  Definitions ............................................................1
2.  Scope of services.......................................................1
3.  Type of contract........................................................1
4.  Software license agreement..............................................2
5.  Payments................................................................3
6.  Invoices................................................................4
7.  Year 2000 performance warranty..........................................4
8.  Hardware warranty.......................................................5
9.  Software warranty.......................................................5
10. Inspection and acceptance...............................................5
11. Insurance...............................................................6
12. Compliance with laws, regulations and ethics............................6
13. Limitation of liability.................................................6
14. General relationship....................................................6
15. Indemnification.........................................................7
16. Termination; Breach.....................................................7
17. Disputes, Binding arbitration, Attorneys' fees..........................8
18. Contract administration.................................................8
19. Miscellaneous...........................................................9

EXHIBITS

Exhibit A   IWS Pricing Proposal. Dated 5/24/1999.
Exhibit B   DBI contract overview. Dated 7/06/99.
Exhibit C   LASD Workplan. Dated 5/24/99.
Exhibit D   Scope of work. Dated 7/06/99.
Exhibit E   System Acceptance. To be delivered to conform to Exhibit F.
Exhibit F   PHOTO IMAGING SYSTEM, Proposal to Digital Biometrics, Inc. for
            Los Angeles County Sheriff's Department. Dated 3/22/99.

                  SOFTWARE LICENSE AND SERVICES SUBCONTRACT

     THIS SUBCONTRACT is made and entered into with an effective date of July 23, 1999, by and between Digital Biometrics, Inc. having offices at __________________________________(hereinafter "DBI") and ImageWare Software
Inc. having offices at 10883 Thornmint Road, San Diego, CA 92127 (hereinafter "IWS").

DBI desires to contract IWS in order to provide IWS investigative product to improve the LASD Live-Scan Fingerprinting Network System.

The parties agree as follows:

1. DEFINITIONS

As used herein, the following terms have the following meanings:
"Prime Contract" means LASD/DBI Agreement.
"Contractor" means DBI or its authorized Contracting Official.
"Subcontractor" means ImageWare Software, or its authorized representative. "Customer" means the Los Angeles Sheriff's Department (LASD).
"Electronic Digital Mug System", means the Crime Capture System investigative software, including Face ID and developed interfaces.
"The Software" means all software developed by IWS and offered to LASD as defined in Exhibit A and Exhibit F.

2.  SCOPE OF SERVICES

IWS shall performance services and deliver equipment in accordance with Exhibit A - "IWS Pricing Proposal", Exhibit B - "DBI contract overview", Exhibit C - "LASD Workplan", Exhibit E - "System Acceptance", Exhibit D - "Scope of Work" and Exhibit F. The term of this Subcontract Agreement is valid through final acceptance of the delivered system, or for termination for other than default. IWS agrees to offer maintenance, customer and product support for the system for at least five years after installation subject to LASD entering into an IWS Maintenance Agreement during that five years. Any such Maintenance Agreement is optional for LASD and requires LASD to pay an additional fee. Through the term of this Maintenance Agreement LASD shall be entitled to all the Software updates, including bug fixes and generic upgrades provided to other IWS customers. Upgrades that represent feature enhancements shall not be included.

3. TYPE OF CONTRACT

This Subcontract is a Firm Fixed Price agreement which provides for IWS to furnish the items described under the Scope of Work, Exhibit D, at the fixed unit prices set forth in

                                                      DBI-IWS Agreement Page 1

Exhibit A - "IWS Pricing Proposal", all in accordance with the terms, conditions and provisions included in this Subcontract, or incorporated as Exhibit hereto and made a part hereof. There shall be no charge for software and services provided by IWS unless specifically set forth under this Subcontract.

4. SOFTWARE LICENSE AGREEMENT

IWS grants to DBI the right to sublicense the Software to LASD. The Software shall be and remain the sole and exclusive products of IWS. DBI shall have no rights in or to the Software.

The Software may not be copied or modified, in whole or in part, for any purpose whatsoever. The Software may not be reversed, compiled, dissembled, or otherwise reverse engineered in whole or in part. The Software and its associated documentation shall be used only with the designed equipment for which, or with which, it was acquired. The parties acknowledge that during performance under this contract, new technologies, proprietary and confidential concepts, methods, techniques, processes and ideas, whether or not patentable or copyrightable, and whether or not constituting inventions may result which the parties now agree shall constitute protectable Intellectual Property. All right, title and interest, including trademarks, copyright interests and other forms of intellectual property, in and to such new technologies, proprietary and confidential concepts, methods, techniques, processes and ideas developed and funded under this contract shall be the exclusive property of IWS. All right, title and interest, including trademarks, copyright interests and other forms of intellectual property, in and to such intellectual property developed by IWS, its employees, IWSs, vendors or agents, in the performance of this agreement shall be the property of IWS, with LASD being granted, through license, use thereof.

Upon final acceptance, IWS hereby grants to LASD a perpetual, non-exclusive, royalty-free, irrevocable, fully-paid license to all Software and its associated documentation. No title to or ownership of the Software or any of its parts is transferred to LASD. Title to the Software and all patents, copyrights, trade secrets, and any other applicable intellectual property rights shall remain with IWS and/or its vendors whether developed prior to or during the performance of this contract.

DBI or LASD funded products and inventions developed subsequently to this agreement that are not based on IWS patents, trade secrets or any other applicable intellectual, property rights shall be considered DBI or LASD property respectively.

The database contents (Records and images) shall remain the property of LASD and shall not be released or transferred without LASD project manager approval. The database structure contains IWS trade secrets and intellectual property rights and therefor shall remain the property of IWS.

                                                      DBI-IWS Agreement Page 2

                                                         CONFIDENTIAL
5. PAYMENTS

The total price for the System is $428,483.61 as set forth in Exhibit-A. Payment shall be according to the following schedule and be made within 30 days of receipt of IWS's invoice and notice of the listed event:


--------------------------------------------------------------------------------------------
      EVENT*                                          PAYMENTS                 AMOUNT**
--------------------------------------------------------------------------------------------
      PHASE I DELIVERABLES
--------------------------------------------------------------------------------------------
01    System Acceptance Test Plan                                              $0.00
--------------------------------------------------------------------------------------------
02    Server installed and configured with CCS        Upon LASD manager        $81,635.11
      software                                        acceptance of delivery
--------------------------------------------------------------------------------------------
03    Interconnect with DBI store and forward         Upon LASD manager        $21,132.00
                                                      acceptance
--------------------------------------------------------------------------------------------
04    Conversion of Photos and Records                Upon LASD manager        $36,332.00
                                                      acceptance
--------------------------------------------------------------------------------------------
05    De-duplication of Database                      Upon LASD manager        $4,293.00
                                                      acceptance
--------------------------------------------------------------------------------------------
06    Installation of Investigative Software in       Upon LASD manager        $56,273.25
      10 sites (Includes Sybase licenses)             acceptance
--------------------------------------------------------------------------------------------
07    10% Holdback                                    Upon LASD manager        $21,342.01
                                                      acceptance of Phase I
--------------------------------------------------------------------------------------------
08    Training Phase I                                Upon completion of       $3,750.00
                                                      training
--------------------------------------------------------------------------------------------
      PHASE II DELIVERABLES
--------------------------------------------------------------------------------------------
09    Installation of Investigative Software in       Upon LASD manager        $28,563.12
      5 sites (Includes Sybase licenses)              acceptance
--------------------------------------------------------------------------------------------
10    Installation of Investigative Software in       Upon LASD manager        $28,563.12
      5 sites (Includes Sybase licenses)              acceptance
--------------------------------------------------------------------------------------------
11    Conversion of data from Sybase to Oracle        Upon LASD manager        $9,000.00
                                                      acceptance
--------------------------------------------------------------------------------------------

                                                      DBI-IWS Agreement Page 3


--------------------------------------------------------------------------------------------
12    Web Investigative Interface                     Upon LASD manager        $70,740.00
                                                      acceptance
--------------------------------------------------------------------------------------------
13    CAL-PHOTO                                       Upon LASD manager        $6,120.00
                                                      acceptance
--------------------------------------------------------------------------------------------
14    CAL-GANG                                        Upon LASD manager        $6,120.00
                                                      acceptance
--------------------------------------------------------------------------------------------
15    CCHRS                                           Upon LASD manager        $18,630.00
                                                      acceptance
--------------------------------------------------------------------------------------------
16    LARCIS                                          Upon LASD manager        $18,630.00
                                                      acceptance
--------------------------------------------------------------------------------------------
17    10% Holdback                                    Upon LASD manager        $14,360.00
                                                      Acceptance of Phase II
--------------------------------------------------------------------------------------------
18    Training Phase II                               Upon completion of        $3,000.00
                                                      training
--------------------------------------------------------------------------------------------

* All the deliverables include respective shipping, handling, installation charges, and IWS project management.

** Most of the amounts reflect a 10% holdback payable at the end of the respective phases after final testing. There is not a 10% holdback in items 07, 08, 09, 10, 17 and 18.

   All other orders resulting from the follow-up contract pricing shall be invoiced directly to the corresponding agency upon acceptance of software. Payment shall be made by the agency within 30 days of receipt of IWS's invoice.

6. INVOICES

Invoices when applicable shall be mailed to:
   Digital Biometrics, Inc.
   NW 7090 PO Box 1450
   Minneapolis, MN. 55485-7090

7. YEAR 2000 PERFORMANCE WARRANTY

IWS agrees to warrant that each hardware, software, and firmware product delivered under this agreement and listed herein shall be able to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the

                                                      DBI-IWS Agreement Page 4
twentieth and twenty-first centuries, and the years 1999 and 2000 and leap-year calculations, to the extent that other information technology, used in combination with the information technology being provided hereunder, properly exchanges date/time data with it. The remedies available to DBI under this warranty shall include, but not be limited to, repair or replacement of any listed product. Nothing in this warranty shall be construed to limit any rights or remedies DBI may otherwise have under this agreement with respect to defects other than year 2000 performance.

8. HARDWARE WARRANTY

IWS represents and warrants (1) that all hardware delivered pursuant hereto will be new and shall be free from defects in material; that all items will conform to the specifications as set forth in Exhibit A - "IWS Pricing Proposal", Exhibit B - "DBI contract overview" and Exhibit D - "Scope of Work", and Exhibit F; and (3) that all hardware warranty services performed pursuant hereto will be free from defects in material and workmanship and will be performed in accordance with the specifications and instructions of LASD. However, IWS retains discretion and control with respect to the manner and means of performing such services and shall at all times remain an independent contractor. This warranty will cover one (1) year from time of System Acceptance.

9. SOFTWARE WARRANTY

IWS represents and warrants (1) that all software related materials under this Agreement are in conformance with requirements set forth in Exhibit A - "IWS Pricing Proposal", Exhibit B - "DBI contract overview" and Exhibit D - "Scope of Work"; and (2) that the software is fit for the intended purpose of which is sold. IWS warrants that the Software will perform the functions set forth in Exhibit B, and Exhibit F of this Agreement so long as the software is unmodified and operated in accordance with the instructions of IWS. IWS's sole obligation under this warranty shall be to provide corrections to the Software to cause it to perform as specified in Exhibit B and Exhibit F. This warranty will cover one (1) year from time of System Acceptance.

10. INSPECTION AND ACCEPTANCE

IWS will provide a System Acceptance Test Plan as a formal deliverable for Customer acceptance, which is not to be unreasonably held. The plan will conform to requirements from Exhibit A and Exhibit F.

The Functional Acceptance test for each deliverable will take place after ImageWare has verified that the installation of all necessary hardware and software is complete and ready for testing. The Functional Acceptance test for each deliverable will be considered successful if the requirements defined in the System Acceptance Test Plan are satisfied.

                                                     DBI-IWS Agreement Page 5

In addition to the functional acceptance for each deliverable, at the end of each of the phases there will be a final testing of all deliverables.

11. INSURANCE

IWS will provide and maintain at its own expense the following programs of insurance covering its operations hereunder. Certificates of insurance will be delivered to LASD prior to commencing service under this Agreement. Such insurance shall be endorsed naming the County of Los Angeles as an additional insured where indicated and shall include (a) General Liability insurance policy with a minimum policy limit of $1,000,000 per occurrence (b) Automobile Liability insurance policy with a combined singled limit not less than $300,000 per occurrence, and (c) worker's Compensation in an amount and form to meet all applicable requirements of the California Labor Code including Employers liability with a $1,000,000 limit, covering all persons performing work on behalf of IWS and all risks to such persons under this Agreement.

12. COMPLIANCE WITH LAWS, REGULATIONS AND ETHICS

In addition to the obligations in this Agreement and generally in performing the Services both Parties accept that their individual conduct shall at all times comply with all laws, rules and regulations of government and other bodies having jurisdiction over the area in which the services are being conducted.

13. LIMITATION OF LIABILITY

Notwithstanding any provisions of this contract to the contrary, IWS hereby acknowledges and agrees that DBI's total liability to IWS under this contract shall in no circumstance exceed the aggregate of the amounts paid to it for services and products pursuant to this contract.

14. GENERAL RELATIONSHIP

IWS agrees that in all matters relating to this subcontract Agreement it shall be acting as an independent contractor and shall assume and pay all liabilities and perform all obligations imposed with respect to the performance of this Subcontract Agreement.

                                                     DBI-IWS Agreement Page 6

15. INDEMNIFICATION

OBLIGATIONS -- DBI :
DBI agrees to protect and hold IWS harmless from any and all claims, suits, actions and procedures brought or filed by third parties and from all damages, penalties, losses, costs and expenses (including attorney's fees) arising out of, or related to, any act or omission of DBI, its employees, or agents.
OBLIGATIONS -- IWS
IWS agrees to protect and hold DBI harmless from any and all claims, suits, actions and procedures brought or filed by third parties and from all damages, penalties, losses, costs and expenses (including attorney's fees) arising out of, or related to, any act or omission of IWS, its employees, or agents.

In addition IWS agrees to protect and hold DBI harmless from any claims brought against DBI alleging that the System Software infringes a 3rd party's patents or copyright, provided that IWS is notified promptly by DBI of any such claim (including any threatened claim) and IWS has sole control of the defense with respect to such claims. The preceding indemnification by IWS will not apply to any claim based, in whole or in part, on any modification of the Software made by any person other than IWS. If a final injunction is issued, or, IWS believes, is likely to be entered, prohibiting the use of the Software by DBI, IWS will, at its sole discretion and expense, either: (i) procure for DBI the right to use the Software as provided herein, (ii) replace the Software with non-infringing, functionally equivalent product;
(iii) suitably modify the Software so that it is not infringing and provides similar functionality; or (iv) accept return of the Software and refund the purchase price. IWS's LIABILITY FOR ANY INFRINGING SOFTWARE IS STRICTLY LIMITED TO THE FOREGOING.

16. TERMINATION; BREACH

TERMINATION
Either party may terminate this Agreement upon a breach by the other party which is not cured in a timely manner as provided for below. Otherwise, this Agreement will terminate upon both parties' fulfilling all of their obligations under it.

BREACH
In the event of any material breach of this Agreement by either party, the aggrieved party must give written notice thereof, including a reasonably detailed statement of the nature of such breach, to the breaching party. The breaching party has thirty (30) days to cure such breach. In the case of a breach that cannot reasonably be cured within 30 days, the breaching party will provide a written estimate of the time needed to cure such breach, will commence

                                                     DBI-IWS Agreement Page 7
to cure such breach within thirty (30) days of notice from the aggrieved party, and will diligently continue to cure such breach to completion. If the breaching party fails to cure, to commence cure, or diligently prosecute such cure to completion, the aggrieved party shall be entitled to suspend its performance under this Agreement for as long as the breach remains uncorrected, and avail itself the remedies provided by this Agreement.

17. DISPUTES; BINDING ARBITRATION; ATTORNEYS' FEES

DISPUTES
In the event that any dispute or controversy arises between IWS and DBI, IWS and DBI agree to first attempt to resolve the matter through discussions between them directly.

BINDING ARBITRATION
In the event IWS and DBI are unable to resolve any matter through discussions, they agree to resolve the matter through binding arbitration. IWS and DBI will agree upon the location and rules for the arbitration, and, if they are unable to agree, will follow the rules of the American Arbitration Association.

ATTORNEYS' FEES
In the event of arbitration or any court proceedings notwithstanding subsection (b), above, the court or arbitrator may award reasonable attorneys fees and costs to the prevailing party in addition to any other relief which the party is entitled.

18. CONTRACT ADMINISTRATION

In regard to administrative and contractual matters relating to this Subcontract, the parties hereby appoint the persons listed below, or their duly authorized designees, as the only persons empowered to make written commitments on behalf of their respective organizations to effect changes to any portion of this Subcontract.

FOR DBI:
Project Director
Mr. Barry Fisher
Digital Biometrics, Inc.

Project Manager
Mr. Allen Sypherd

FOR IWS:
Project Director
Mr. Robert Bannan

                                                       DBI-IWS Agreement Page 8

Project Manager
Ms. Carmen Errejon

Sales Rep
Mr. Erik Carlgren

19. MISCELLANEOUS

A) INCORPORATED EXHIBITS

The following documents are hereby incorporated into this Agreement by reference:

Exhibit A     IWS Pricing Proposal. Dated 5/24/1999.
Exhibit B     DBI contract overview. Dated 7/06/99.
Exhibit C     LASD Workplan. Dated 5/24/99.
Exhibit D     Scope of work. Dated 7/06/99.
Exhibit E     System Acceptance. To be delivered to conform to Exhibit F.
Exhibit F     PHOTO IMAGING SYSTEM, Proposal to Digital Biometrics, Inc. for
              Los Angeles County Sheriff's Department. Dated 3/22/99.

B) SOURCE CODE PROTECTION

IWS agrees to deposit the source code, documentation and related materials of the System (Deposit Materials) with an Escrow Agent subject to LASD entering into Software Escrow Agreement. The Deposit Materials will be made available to LASD for the purpose of self support if certain events named in the Software Escrow Agreement occur. IWS will provide a copy of its current Software Escrow Agreement to LASD when requested.

C) NOTICES.   Whenever under this Subcontract one party is required or
permitted to give notice to the other, such notice shall be in writing and shall be deemed to have been given when delivered in hand, by facsimile, or when sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed as follows:

     1.  In the case of DBI:
         Mr. Barry Fisher
         Digital Biometrics, Inc. NW 7090 PO Box 1450 Minneapolis, MN.
         55485-7090

     2.  In the case of IWS:
         Ms. Carmen Errejon
         ImageWare Software, Inc.

                                                       DBI-IWS Agreement Page 9

         10883 Thornmint, San Diego, CA 92127

D) ENTIRE AGREEMENT. This Subcontract constitutes the complete agreement between the parties and supersedes all previous agreements or representations, written or oral, with respect to the Programs and services specified herein. This Subcontract may not be modified or amended except in a writing signed by a duly authorized representative of each party and with approval of the LASD AFIS project manager.

It is expressly agreed that any terms and conditions of any Delivery Order, purchase order or other ordering document shall be considered void and superseded in their entirety by the terms and conditions of this Subcontract. This Subcontract shall also supersede the terms of any unsigned license agreement included in any package for software.

E) GOVERNING LAW. The construction, enforceability, validity and interpretation of this Subcontract shall be in accordance with the laws of the State of California.

F) HEADINGS AND INTERPRETATIONS. The article and section headings and table of contents used herein are for reference and convenience only and shall not enter into the interpretation thereof.

G) SEVERABILITY. If any of the provisions of this Subcontract or part of such provisions are or become invalid or unenforceable, the remaining provisions shall continue to be effective to the extent that these portions of this Subcontract embodying the material intent of the parties remain unaffected.

H) WAIVERS. No waiver by a party of any of its rights or remedies hereunder shall be construed as a waiver by such party of any other rights or remedies that such party may have under this Subcontract.

I) NEGATION OF THE FORMATION OF A BUSINESS ORGANIZATION. This Subcontract shall not constitute, create, or in any way be interpreted to create a partnership, joint venture, or formal business organization of any kind between IWS and DBI.

J) PUBLICITY. No publicity or advertising regarding this Subcontract shall be released without the reasonable prior written approval of DBI, and with approval of the LASD AFIS project manager except that this Subcontract may be made known to the U.S. Contracting Agency/Organization, and except such publicity as may be required to comply with federal and state securities laws. Any consent with regard to this clause shall not be unreasonably withheld.

K) SUPERSEDING EFFECT. This Subcontract supersedes all written and oral agreements. Further, this agreement constitutes the entire Subcontract between the parties hereto with

                                                      DBI-IWS Agreement Page 10
respect to this Subcontract. All work performed by IWS, actions taken, and payments made, if any, under any other prior written, or oral Subcontracts, with respect to this Subcontract, shall be deemed to have been work performed, actions, taken, or payments made under this Subcontract.

L) ASSIGNMENT. Neither this Subcontract nor any interest hereunder may be assigned or otherwise transferred by either party to third parties other than corporate affiliates of either party without the prior written consent of the other party and LASD project manager, which consent shall not be unreasonably withheld. This Subcontract shall be binding upon and inure to the benefit of the heirs, successors, assigns, and delegates of the parties hereto.

EXECUTION OF AGREEMENT OF SUBCONTRACT

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.


DBI                                         FWS


BY:    /s/  James C. Granger               BY:     /s/  Jim Miller
   -------------------------------              -------------------------------

NAME:       James C. Granger               NAME:        Jim Miller
     -----------------------------               ------------------------------

TITLE:      Pres. & CEO                    TITLE:       Chmn & CEO
      ----------------------------                -----------------------------

DATE:       July 26, 1999                  DATE:        July 23, 1999
     -----------------------------               ------------------------------

                                                      DBI-IWS Agreement Page 11

EXHIBIT A - IWS PRICING PROPOSAL                                   MAY 24, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                    DESCRIPTION                                    QTY        UNIT           EXT            TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
CENTRAL IMAGE SERVER
-----------------------------------------------------------------------------------------------------------------------------------
NETFINITY 7000 M10 400MHZ (QUAD PROCESSOR) RAID V
-----------------------------------------------------------------------------------------------------------------------------------
     IBM Netfinity 7000 M10 400/512KB Xeon, 128MB                                   1      $11,839.50     $11,839.50
-----------------------------------------------------------------------------------------------------------------------------------
ECC OPEN, 32X, PCI (Rack 11U)
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) 128MB (4x32MB) EDO DRAM DIMM - 50ns
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) IBM 1.44MB 3.5-inch Diskette Drive
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) Integrated IDE Controller
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) Internal IDE CD-ROM Drive
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) Netfinity 400W Hot-Swap Power Supply
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) Netfinity 7000 400MHz/512KB PII Xeon Processor
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) Planar Integrated Wide Ultra SCSI
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) Planar Integrated Wide Ultra SCSI for External Devices
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) S3 Trio 64V2 Graphics - 1MB SGRAM
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) Systems Management Processor
-----------------------------------------------------------------------------------------------------------------------------------
     3520-2RU Netfinity EXP 15 Storage Expansion Unit                               1      $ 3,321.00     $ 3,321.00
-----------------------------------------------------------------------------------------------------------------------------------
          (Std) 3520 Enclosure Hot-Swap Backplane                                   1      $ 2,160.00     $ 2,160.00
-----------------------------------------------------------------------------------------------------------------------------------
     IBM 35/70GB DLT SCSI Tape Drive - External                                     1      $ 7,458.75     $ 7,458.75
-----------------------------------------------------------------------------------------------------------------------------------
     IBM Netfinity ServerRAID-3L Ultra2 SCSI Adapter                                1      $   945.00     $   945.00
-----------------------------------------------------------------------------------------------------------------------------------
     IBM Netfinity 400W Hot-Swap Redundant Power Supply II (2 total)                1      $   810.00     $   810.00
-----------------------------------------------------------------------------------------------------------------------------------
     IBM Netfinity 7000 M10 Rack-to-Tower Conversion Kit                            1      $   540.00     $   540.00
-----------------------------------------------------------------------------------------------------------------------------------
     Netfinity 7000 400MHz/512KB Xeon Processor (4 total)                           3      $ 2,160.00     $ 6,480.00
-----------------------------------------------------------------------------------------------------------------------------------
     IBM 8mm to 68pin Converter for external cables                                 1      $    52.65     $    52.65
-----------------------------------------------------------------------------------------------------------------------------------
     1GB (4x256MB) EDO DRAM DIMM - 50ns                                             1      $ 7,341.30     $ 7,341.30
-----------------------------------------------------------------------------------------------------------------------------------
     IBM Netfinity 18.2GB Wide Ultra SCSI SCA-2 HDD (HH)                            8      $ 1,618.65     $12,949.20
-----------------------------------------------------------------------------------------------------------------------------------
     IBM Netfinity 2M Ultra2 SCSI Cable                                             2      $    93.15     $   186.30
-----------------------------------------------------------------------------------------------------------------------------------
     Netfinity NetBAY3                                                              2      $   117.45     $   234.90
-----------------------------------------------------------------------------------------------------------------------------------
     Black Sleek Mouse                                                              1      $    28.35     $    28.35
-----------------------------------------------------------------------------------------------------------------------------------
     IBM Netfinity 10/100 Ethernet Adapter (PCI)                                    1      $   128.25     $   128.25
-----------------------------------------------------------------------------------------------------------------------------------
     G72 - 17(15.7) in. Color Monitor, 69KHz, Stealth Gray                          1      $   476.55     $   476.55
-----------------------------------------------------------------------------------------------------------------------------------
     IBM Standard Black 104-Key Keyboard                                            1      $    60.75     $    60.75
-----------------------------------------------------------------------------------------------------------------------------------
     OBI External V.34 Data/Fax Modem                                               1      $   496.80     $   496.80
-----------------------------------------------------------------------------------------------------------------------------------
     IBM Netfinity 4.5GB Wide Ultra SCSI SCA-2 Hot-Swap Hard Disk Drive (SL)        2      $   565.65     $ 1,131.30
-----------------------------------------------------------------------------------------------------------------------------------
     External F/W to F/W Cable-Standard with 01K1174 Tape Drive                     1      $   128.25     $   128.25
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    SUBTOTAL                                            $ 56,768.85
-----------------------------------------------------------------------------------------------------------------------------------
SOFTWARE
-----------------------------------------------------------------------------------------------------------------------------------
CCS Server Software                                                                 1      $20,000.00     $20,000.00
-----------------------------------------------------------------------------------------------------------------------------------
CCS Investigative Display Software                                                  20     $ 4,900.00     $98,000.00
-----------------------------------------------------------------------------------------------------------------------------------
Suspect ID (Composite Software)                                                     20     $     0.00     $     0.00
-----------------------------------------------------------------------------------------------------------------------------------
Crime Lab (Image Editing Software)                                                  20     $     0.00     $     0.00
-----------------------------------------------------------------------------------------------------------------------------------
Vehicle ID                                                                          20     $     0.00     $     0.00
-----------------------------------------------------------------------------------------------------------------------------------
Custom NIST Import from DBI Store and Forward                                       1      $20,000.00     $20,000.00
-----------------------------------------------------------------------------------------------------------------------------------
Face ID Server Software (Includes Conversion and auto enrollment)                   1      $     0.00     $     0.00
-----------------------------------------------------------------------------------------------------------------------------------
Face ID Client Software                                                             4      $     0.00     $     0.00
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    SUBTOTAL                                            $138,000.00
-----------------------------------------------------------------------------------------------------------------------------------
CCHRS & LARCIS INTERFACE
-----------------------------------------------------------------------------------------------------------------------------------
Systems Integration/Setup                                                           40     $   900.00     $36,000.00
-----------------------------------------------------------------------------------------------------------------------------------

                                                                   CONFIDENTIAL

EXHIBIT A - IWS PRICING PROPOSAL                                   MAY 24, 1999

---------------------------------------------------------------------------------------------------------
Project Management                                        6         $900.00      $5,400.00
---------------------------------------------------------------------------------------------------------
                                               SUBTOTAL                                        $41,400.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
CAL-PHOTO/CAL-GANG INTERFACE
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
NIST or Flat File Export for Cal-Photo ID                  1      $5,000.00      $5,000.00
---------------------------------------------------------------------------------------------------------
NIST or Flat File Export for Cal-Gang                      1      $5,000.00      $5,000.00
---------------------------------------------------------------------------------------------------------
Project Management                                         4        $900.00      $3,600.00
---------------------------------------------------------------------------------------------------------
                                               SUBTOTAL                                        $13,600.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
WEB INVESTIGATIVE INTERFACE
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
WEB enabled CCS Investigative Software    (LA Country and  1     $75,000.00     $75,000.00
Orange County
---------------------------------------------------------------------------------------------------------
Project Management                                         4        $900.00      $3,600.00
---------------------------------------------------------------------------------------------------------
                                               SUBTOTAL                                        $78,600.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
TOTAL HARDWARE/SOFTWARE                                                                       $328.368.85
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
SERVICES
---------------------------------------------------------------------------------------------------------
De-duplication of Database                                 5        $900.00      $4,500.00
---------------------------------------------------------------------------------------------------------
Conversion of Existing Photos & Records (approx. 250,000) 250,000     $0.15     $37,500.00
---------------------------------------------------------------------------------------------------------
*Conversion of data on Mug Server from Sybase to Oracle    1     $10,000.00     $10,000.00
---------------------------------------------------------------------------------------------------------
Project Management/Specifications Gathering                15       $900.00     $13,500.00
---------------------------------------------------------------------------------------------------------
                                               SUBTOTAL                                        $65,500.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
LICENSES
---------------------------------------------------------------------------------------------------------
Sybase License 6.0 Server + 5 users                        1      $1,248.75      $1,248.75
---------------------------------------------------------------------------------------------------------
Sybase License 6.0 (20 User)                               1      $3,243.75      $3,243.75
---------------------------------------------------------------------------------------------------------
Windows Licenses                                                                       TBD
---------------------------------------------------------------------------------------------------------
                                               SUBTOTAL                                         $4,492.50
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                               SUBTOTAL                                       $398,361.35
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                         SHIPPING/HANDLING/INSTALLATION                                        $23,372.26
---------------------------------------------------------------------------------------------------------
                                               TRAINING   9         $750.00      $6,750.00      $6,750.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                  TOTAL                                       $428,483.61
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
FOLLOW-UP CONTRACT PRICING
---------------------------------------------------------------------------------------------------------
Per our agreement with LASD this pricing will be made available to all agencies in Los Angeles County for a period of two years, subject to the agency terms and conditions.
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
SOFTWARE
---------------------------------------------------------------------------------------------------------
CCS Investigative Display Software                                $4,900.00
---------------------------------------------------------------------------------------------------------
Suspect ID (Composite Software)                                   $2,000.00
---------------------------------------------------------------------------------------------------------
Crime Lab (Image Editing Software)                                  $300.00
---------------------------------------------------------------------------------------------------------
Vehicle ID                                                        $1,000.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

EXHIBIT A - IWS PRICING PROPOSAL                                   MAY 24, 1999

---------------------------------------------------------------------------------------------------------
ADDITIONAL FACE ID CLIENT COSTS:
---------------------------------------------------------------------------------------------------------
1-10 copies                                                      $15,000.00
---------------------------------------------------------------------------------------------------------
11-50 copies                                                     $12,500.00
---------------------------------------------------------------------------------------------------------
51-100 copies                                                     $9,000.00
---------------------------------------------------------------------------------------------------------
over 100                                                          $6,000.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                               WARRANTY
---------------------------------------------------------------------------------------------------------
                                                           ImageWare offers a complete one year
                                                           warranty on all hardware and software
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                            MAINTENANCE
---------------------------------------------------------------------------------------------------------
                    *ImageWare Customer Service (Year 1)                                        $59,106.39
---------------------------------------------------------------------------------------------------------
           STARTS THE DAY AFTER FINAL SYSTEM ACCEPTANCE
---------------------------------------------------------------------------------------------------------

EXHIBIT B - DBI CONTRACT OVERVIEW                                 JULY 6, 1999

                          DBI CONTRACT OVERVIEW

     This proposal is in response to a request by the Identification Unit of the Los Angeles County Sheriff's Department, Exhibit F. It addresses and provides solutions for many needs. Overall, it is a complete turn-key solution that has been designed to eliminate these needs. The proposal has no hidden costs and leaves many options.

     Because of the many requirements that must be satisfied, this section is broken into several phases in addition to providing system interfaces. These phases flow in logical order and associated costs are paralleled in the Cost Proposal.

     PROJECT OVERVIEW

     The heart of this project is a central mugshot server that must power investigative clients throughout the County and the State. The server is fully scaleable and capable of processing and distributing information to a large number of client sources. The software that will drive this solution is ImageWare's Crime Capture System (CCS). CCS runs on the Windows NT 4.0 platform and will utilize Oracle 8.0 database software as required by the County. CCS will either feed or be queried by a minimum of five different subsystems including: CCHRS, LARCIS, CAL-PHOTO ID, CAL-GANG, and via secure Intra-net. The system proposed is a complete turn-key solution that meets current needs and provides many options for the future. The entire system is fully Year 2000 compliant and meets all State and Federal ANSI/NIST standards.

     The system components will connect to the existing network directly, with each agency or the county being responsible to provide LAN connections for the new equipment. The operating system for the central server will be Microsoft Windows NT 4.0. The protocol will be TCP/IP. All connections to either the network or additional devices will be industry standard connections.

     Data archive and backup shall be accomplished on-line.

     System security will make use of both operating system permissions as well as database software security. This will allow access to certain functions and data to be controlled by the system administrator. These privileges and permissions will be given and controlled by user login. There will be an administrative function available only to the system administrator, where these permissions and privileges are maintained.

     PHASE I

     In the initial phase, ImageWare will install an IBM Netfinity 7000 M10 mug server that will eventually act in place of the current mugshot server in Los Angeles County. IWS will convert the existing images and data (approx. 250,000) and populate the current version of CCS, which runs on Windows NT 4.0 and Sybase 6.0 database software. The purpose for installing and converting the existing images on Sybase before CCS is ported to Oracle is to satisfy the immediate needs for the County. Examples would be creating

EXHIBIT B - DBI CONTRACT OVERVIEW                                 JULY 6, 1999

     photo line-ups or searching, viewing and printing mugshots. In addition to converting the existing database, we will also de-duplicate it. Because of certain limitations to the existing photo database software, there are duplicate records and photos of a good percentage of the entire database. A de-duplication procedure that is agreed upon by both IWS and the County will eliminate the unwanted photos and, or records.

     While the conversion is taking place, IWS will complete the interface with the DBI store and forward. The CCS server will identify, read and export standard NIST type 1, 2 and Type 10 data packages from the existing DBI store and forward server. Completion of this interface will effectively replace the existing DBI Photo RAID. The existing images will have been converted and all new records will be delivered directly from the DBI Tenprinters to the CCS database.

     Once the NIST packages populate the CCS database, the records and photos can be searched by CCS Investigative software. This software will be responsible for satisfying the County's immediate investigative needs. Phase I includes 20 copies of CCS Investigative software and 20 copies of Suspect ID composite software.

     Face ID-Registered Trademark- facial recognition server software is also being offered with this proposal, at no charge! We are offering to convert the existing images into Face ID as well as provide software that enrolls all new captured images into Face ID. Basically, all images that populate the CCS database will also be enrolled into Face ID.

     At no cost to the County, IWS will install Face ID server software and convert all existing images to Face ID. All new images will be automatically enrolled in Face ID and IWS will provide 4 copies of Face ID client software. Upon approval from LA County and DOJ, IWS will enroll Megan's Law images into a separate Face ID database at no charge. IWS may provide updates of Face ID database charging a fee to be agreed with LASD and will discuss the possibility of creating a customized product to import future versions of Megan's Law images. All Face ID client sites will then have facial recognition capabilities against the Megan's Law database.

     Several other LA County law enforcement agencies have shown interest in purchasing Face ID client software as well. There is an issue as to how will these Face ID clients effect the load on the CCS server. Will it slow it down? The answer is no! We are going to isolate just one of the four processors in the Netfinity server for Face ID crunching. When the extracted facial data from the suspect mugshots is being searched by a Face ID client, only one server processor will be used. The remaining three processors are more than enough to handle all the queries and changes to the CCS database.

     When the Face ID clients grow too large in number or when the database gets too large for one processor to sort in a desirable amount of time, then ImageWare will require new Face ID client customers to add 'swarm' machines to the server solution 'Swarm' machines are basically PC boxes that contain at least one standard Pentium II or greater processor and a certain amount of RAM. They are then configured to process data being

EXHIBIT B - DBI CONTRACT OVERVIEW                                JULY 6, 1999


       searched by Face ID clients. "Swarm" machines distribute the Face ID processing workload. The more "swarm" machines added to the system, the more the workload is distributed. Search times will go down as clients and "swarms" are added.


       SERVER SPECIFICATIONS
       The proposed server is an IBM Netfinity 7000 M10 Server. The image server will be running Windows NT 4.0 that provides a second level of system security and stability. Initially, the server will be running the current Sybase version of CCS. Phase 2 converts this database to Oracle.


       The database is all open architecture, ODBC compliant, allowing for ease of data sharing with other ODBC compliant systems. The server is capable of storing the mug photo's and text data in Los Angeles County booking system for a minimum of five years.

       The server is a high performance 400 MHz Quad XEON Processor system. It has RAID V hot swap drive array and Mirrored OS. It is sized with today's performance and tomorrow's growth in mind. Installing a RAID V system provides a very high fault tolerant data storage system while not degrading performance and allows the storage of business-critical data with confidence.

       A UPS will protect the system from power fluctuations and momentary outages. The system will have a redundant power supply. The server will be equipped with a modem and remote diagnostic software, allowing for quicker response and problem resolution. The system also includes a DLT tape drive for back-ups and a CD ROM Drive. The server will utilize the existing network which utilizes the TCP/IP protocol.


       SOFTWARE CAPABILITIES

       The CCS central server software includes several administrative functions, including the setup and maintenance of all drop down menus and pick lists, the archive function, and the assignment of names and passwords. The 4 User Defined fields are also edited from here.

       IBM Netfinity Management software will be used to remotely monitor and maintain the CCS server.

       Client Investigative application will not be installed on server.

       CCS INVESTIGATIVE SOFTWARE
       CCS Investigative workstation software includes the client software necessary to search the database based on demographic information, create photo line-ups, view photo mug books, and print. Any printer that includes a Windows NT driver may be utilized. The software can connect with and make use of peripherals with TWAIN drivers (such as

EXHIBIT B - DBI CONTRACT OVERVIEW                                 JULY 6, 1999


       scanners), and have the ability to import images from files that are .JPG or .BMP and add to existing records. The client software also allows for the export of images in either .JPG or .BMP files. All of these functions can be authorized or not authorized based on User ID authorization.

       Searches may be accomplished using NCIC standard demographic codes, from user maintained tables.

       The software will create photo line-ups with a specified amount of images. The Crime Capture System will retrieve and display the images of all subjects with characteristics that match, or substantially match, those of the line-up subject. The user will be able to select or reject from the images retrieved up to twenty, that together with the subject's constitute the line-up. The line-up will be random ordered, and may be saved for future retrieval. These photo line-ups are also printable.

       Portions of an image may be "roped" for enlargement for viewing purposes.

       The print function is available for any image with its associated demographic data.

       The search function includes very flexible ad hoc inquiries, including many Boolean logic functions, including AND, OR, GREATER THAN, LESS THAN, EQUAL TO, etc.

       Each agency will be able to search the database and obtain information about the total number of bookings by date, by officer ID, by charge code, etc.

       Any text fields entered into a booking record will be searchable, including any comment fields.

       Fields describing SMT data will be searchable.

       Images of SMT are printable, either color or black and white.

       The search software will process hyphenated and/or multiple last, first, and middle names correctly.

       The search software will use "soundex" to find similar named individuals.

       Investigative workstations will have the ability to scan photos into the system, import them, and link them with booking records. For example, crime scene photos can be imported into booking records, as well as weapons photos, vehicle photos, residence photos, year book photos, etc. This function may be turned off by the system administrator.

       FACE ID
       Face ID is a state-of-the-art facial recognition and retrieval program that helps officers positively identify both unknown suspects and criminals with multiple aliases. Suspect

EXHIBIT B - DBI CONTRACT OVERVIEW                                 JULY 6, 1999

      images that have been captured on a surveillance video, suspect composite or photograph can be searched against any digital database of faces. The search returns a group of images whose facial characteristics closely resemble that of the search photograph. This feature can also be used at the time of booking to immediately identify criminals with multiple aliases. Face ID saves the officer tremendous amounts of time when scanning through large databases. The ability to key in text data description in addition to the facial search makes searching large databases possible.

      Suspect ID/Registered Trademark/

           Suspect ID is the composite module of the C.R.I.M.E.S. software family. Using an online cognitive interview process, officers, witnesses and victims can accurately create full-color, photo-realistic suspect composites within minutes. The digital composites are constructed from catalogs of facial features. The catalogs are comprised of actual photographs, not hand-drawn sketches, so composites from Suspect ID look like people, not like pencil sketches. Suspect ID can interface directly with Face ID. Upon completion, a composite can be immediately searched against the Face ID database. This search returns a number of suspect photos from within the LA booking database.

      The Suspect ID module was designed specifically for use by law enforcement agencies. Even officers with little or no computer knowledge or artistic talent can complete a suspect composite simply by pointing and clicking with a mouse. Suspect ID is a standard PC-based software application that can be installed on a laptop computer and taken into the field, allowing officers to conduct interviews before the witnesses' and victims' memories fade. For rapid identification, officers can distribute completed composites within minutes via radio, fax or e-mail.

      PHASE 2

      Phase 2 will convert the installed Sybase version of CCS to the latest version of Oracle. Once in Oracle, the remaining interfaces shall be accomplished. ImageWare has made the decision to fast forward our Oracle solution in order to meet the requirements set forth by Los Angeles County. LA County is currently an Oracle house and it is logical that their requirements include an Oracle database.

      ImageWare does not intend to charge Los Angeles County with any costs associated with our development of the Oracle platform. Converting the installed system from Sybase to Oracle does, however, have costs associated. ImageWare engineers will design the new system so that the conversion process creates very little down time.

      The GUI interface throughout the network will not change and no additional training of users will be required. Face ID will also be converted to Oracle.

EXHIBIT B - DBI CONTRACT OVERVIEW                                 JULY 6, 1999

      PHASE 3 (NOT ACCEPTED BY LASO)

      The last phase is a simple, but large expansion of the investigative product. ImageWare will provide CCS Investigative software and Suspect ID to an additional 60 sites throughout the county. With all phases complete, Los Angeles County will have the ability to view and print records and lineups of every person booked in Los Angeles County within the DBI Tenprinter network.


      INTERFACES

      CCHRS & LARCIS
      ImageWare offers a single integration technique for both the CCHRS system and the LARCIS system. We are able to offer this due to the fact that all systems will be running a single common RDBMS, Oracle
      8.0. This will be accomplished by enabling a login to CCS and allowing access to a mutually agreed upon set of tables and stored procedures. (Open Architecture) This access will allow CCHRS or LARCIS to query our database and retrieve the directory reference to the photo stored on disk for a particular individual. All the particular parameters and query result capabilities will be agreed upon during final design discussions with the system architects of CCHRS, LARCIS CAL GANG and CAL PHOTO.

      It will be the responsibility of each of the integrated systems to properly read the photo from the CCS server, decompress the JPEG, and display the photo on the screen to the user. The CCS server data will be kept in sync with AJIS by the NIST data feed from the DBI store and forward integration. Any duplicate records from DBI will be synchronized with existing records causing an update to existing records not duplication of data. All records will be tied together between the systems with a common unique identifier such as a record number and each person will be given a unique identifier, such as a state ID number. These will be used to identify a unique record for an individual between all integrated systems as well as identify a person's record history.

      The interface will basically allow both the CCHRS and LARCIS sub-systems to display a photograph of the subject by selecting a defined number of data tables.

      CAL-PHOTO ID & CAL-GANG
      ImageWare offers a single solution for both of these interfaces as well, only duplicated for each. When a record is completed within CCS, the server will export a flat text file or a NIST package to the local CAL-ID or CAL-GANG Web Server. This flat file will contain demographic text data as well as the photo's location or URL. Once the State parses this information into its main query engine, the images will be searchable via the CAL-ID or CAL-GANG intra-net.

EXHIBIT B - DBI CONTRACT OVERVIEW                                 JULY 6, 1999

      IWS will discuss with the State, the type and size of the server needed to accomplish the requirements for Cal-Photo ID. When the time comes, we would be pleased to provide a quote for that server and the maintenance thereof. The cost for feeding the server is outlined in the Cost Proposal. ImageWare will work with the State to isolate a means for maintaining the Cal-Photo ID software.

      WEB INVESTIGATIVE INTERFACE
      ImageWare is offering a site license to be used within the Los Angeles County and Orange County intra-net for a product that is currently under development. The site license will enable the EDMS database to be searched by a standard web browser within the local network. The basic concept of this product is to provide a Web Interface that enables standard web browser search engines to query the Mugshot database through a limited amount of text fields and descriptors. The fields that are to be searched have yet to be defined, however, it is expected that 5-7 fields will be appropriate. 6-pack lineups will also be a feature.

      IWS is willing to discuss the development of an additional Web Product capable of retrieving a single photo based on name and booking number queries.

                        EXHIBIT C - LASD EDMS WORKPLAN         July 6, 1999

-----------------------------------------------------------------------------------------------------------------------
                      Contract Award   Month 1  Month 2  Month 3  Month 4  Month 5  Month 6  Month 7  Month 8   Month 9
-----------------------------------------------------------------------------------------------------------------------
PHASE 1                     X          *************************
-----------------------------------------------------------------------------------------------------------------------
PHASE 2                     X                                                       *******
-----------------------------------------------------------------------------------------------------------------------
Required Interfaces                                                                         ***************************
-----------------------------------------------------------------------------------------------------------------------


EXHIBIT D - SCOPE OF WORK                                         JULY 6, 1999

       LOS ANGELES COUNTY SHERIFF'S DEPARTMENT ELECTRONIC DIGITAL MUSHOT
       SYSTEM

                                  SCOPE OF WORK

       This document identifies the product to be delivered and specifies work to be performed by the Contractor during the implementation of ImageWare's Crime Capture System and related development as well as outlines those tasks which are the responsibility of Los Angeles County Sheriff's Department.

       PROJECT OVERVIEW
       The heart of this project is a central mugshot server that must power investigative clients throughout the County and the State. The server is fully scaleable and capable of processing and distributing information to a large number of client sources. The software that will drive this solution is ImageWare's Crime Capture System (CCS). CCS runs on the Windows NT 4.0 platform and will utilize Oracle 8.0 databases software as required by the County. CCS will either feed or be queried by a minimum of five different sub-systems including:
       CCHRS, LARCIS, CAL-PHOTO ID, CAL-GANG, and via secure Intra-net. The system proposed is a complete turn-key solution that meets current needs and provides many options for the future. The entire system is fully Year 2000 compliant and meets all State and Federal ANSI/NIST standards.

       The system components will connect to the existing network directly, with each agency or the county being responsible to provide LAN connections for the new equipment. The operating system for the central server will be Microsoft Windows NT 4.0. The protocol will be TCP/IP. All connections to either the network or additional devices will be industry standard connections.

       Data archive and backup shall be accomplished on-line.

       System security will make use of both operating system permissions as well as database software security. This will allow access to certain functions and data to be controlled by the system administrator. These privileges and permissions will be given and controlled by user login. There will be an administrative function available only to the system administrator, where these permissions and privileges are maintained.

       1. WORK TO BE COMPLETED BY IMAGEWARE

       PHASE I: Completion within 90 days from contract signing.

EXHIBIT D - SCOPE OF WORK                                          JULY 6, 1999

         - System Acceptance Test Plan
         - CCS Server configuration and installation
         - Interconnect with existing DBI store & forward
         - Conversion of existing images and data into CCS and Face ID
         - De-duplication of existing database
         - Installation of investigative software (includes Face ID)
         - Training

       PHASE II: Completion within 6 months from contract signing.
         - Port installed CCS system from Sybase to Oracle

       DEVELOPMENT OF REQUIRED INTERFACES: Completion within 9 months from contract signing
         - Development of CCHRS
         - Development of LARCIS
         - Development of Cal-Photo ID
         - Development of Cal-GANG
         - Installation of WEB enabled CCS
         - Training

       Priority to be determined by LASD project manager

       II. HARDWARE/SOFTWARE

       1. ImageWare will provide the hardware listed in the IWS proposal to
          DBI:
          - Server, Netfinity 7000

       2. ImageWare will provide 20 copies of the following software:
          - CCS Investigative
          - Suspect ID (Composite)
          - Vehicle ID
          - Crime Lab

       5. ImageWare will provide 4 copies of Face ID Client software

       III. INTEGRATION AND TEST

       ImageWare will configure, integrate, install and test all hardware and software prior to System Acceptance Test.

       IV. DATA CONVERSION

       All data and images in the current DBI system will be converted and transferred to the EDMS. After conversion, IWS will (with cooperation from LASD) eliminate duplicate photos and records.

       V. PLATFORM CONVERSION

EXHIBIT D - SCOPE OF WORK                                         JULY 6, 1999

       ImageWare will convert the EDMS to the Oracle platform as outlined in IWS proposal to DBI, Exhibit F.

       VI. INTERCONNECTS

       ImageWare is responsible for porting over to CCS any current interconnects with the DBI store & forward. In addition, ImageWare will develop interconnects with CCHRS, LARCIS, Cal-GANG and Cal-Photo ID.

       VII. WEB PRODUCT

       ImageWare will test and install the CCS Web interface

       VIII. TRAINING

       ImageWare will provide training as outlined in IWS proposal to LASO, Exhibit F.

       IX. DOCUMENTATION

       ImageWare will provide one manual per capture and per investigative station. LASD (and police employees at LIT sites) are authorized to make copies for training purposes.

       X. TASKS FOR LOS ANGELES COUNTY SHERIFF'S OFFICE

       1. Network connections

       2. Sites must be clean and ready for installation

       3. Phone lines for remote access of system management of server.

       4. Personnel available for technical questions

       5. Facilitate specifications on interconnects

       6. Facilitate technical cooperation from DBI and Sierra systems for conversion purposes

       7. Facilitate technical expertise from DBI and NIST interconnect to store & forward

       8. Proper electrical availability

       9. Space and tables for computers and printers

      10. IP addresses

                           PROPOSAL TO DIGITAL BIOMETRICS, INC.
                       FOR LOS ANGELES COUNTY SHERIFF'S DEPARTMENT
                                      MARCH 22, 1999

                                     PROPOSAL CONTENT

PART I

Original Proposal submitted to Los Angeles County Sheriff's Department on March 9, 1999. A turn-key solution to satisfy the needs of Los Angeles County and DBI.

PART II

Answers to questions about original proposal, posed by Sgt. Paul Alexander in an e-mail dated 3/19/99.

PART II

Point by point answers to statement of work questions written by Sgt. Paul Alexander. Any question that have been previously answered will be responded to with the corresponding page # of the original proposal.

PART IV

Changes to Original Proposal. This includes additional software and capabilities as well as clarification of a few issues on original proposal.

PART V

Updated Cost Proposal Exhibit A.

                                 TABLE OF CONTENTS

COMPANY PROFILE & QUALIFICATIONS __________________________________________  3

   ImageWare History ______________________________________________________  4

   Products _______________________________________________________________  5

      SUSPECT ID -Registered Trademark - __________________________________  5

      CRIME LAB -Registered Trademark- ____________________________________  5

      VEHICLE ID -TM- _____________________________________________________  6

      PACE ID -TM- ________________________________________________________  6

      CRIME CAPTURE SYSTEM -TM-__ _________________________________________  6

   Milestones _____________________________________________________________  7

   Notable Customers ______________________________________________________  7


PERSONNEL QUALIFICATIONS __________________________________________________  8

   ImageWare Executives ___________________________________________________  8

   Key Project Staff ______________________________________________________  9


OVERVIEW / PROJECT APPROACH _______________________________________________ 16

   Project Overview _______________________________________________________ 16

Phase 1 ___________________________________________________________________ 17

      SERVER SPECIFICATIONS _______________________________________________ 18

      SOFTWARE CAPABILITIES _______________________________________________ 19

      CCS INVESTIGATIVE SOFTWARE __________________________________________ 20

      FACE ID _____________________________________________________________ 21

      SUSPECT ID -Registered Trademark - __________________________________ 21

PHASE 2 ___________________________________________________________________ 21

PHASE 3 ___________________________________________________________________ 22

INTERFACES ________________________________________________________________ 22

      CCHRS & LARCIS ______________________________________________________ 22

      CAL-PHOTO ID & CAL-GANG _____________________________________________ 23

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT           03/22/99
PROPOSAL                    PHOTO IMAGING SYSTEM

      WEB INVESTIGATIVE INTERFACE _________________________________________ 23

Implementation Schedule ___________________________________________________ 24

   Approach in Project ____________________________________________________ 24

REFERENCES ________________________________________________________________ 27

      ARIZONA DEPARTMENT OF PUBLIC SAFETY _________________________________ 27

      LOS ANGELES COUNTY CITY OF LAKEWOOD _________________________________ 32

      NEW YORK CITY POLICE DEPARTMENT _____________________________________ 35

      HENEPIN COUNTY SHERIFF'S OFFICE (MINNEAPOLIS) _______________________ 35

      PIERCE COUNTY WA ____________________________________________________ 35

   Reference Contacts _____________________________________________________ 36

   Other C.R.I.M.E.S. References __________________________________________ 37

   FINANCIAL STATEMENT ____________________________________________________ 38


EXHIBIT A - COST PROPOSAL _________________________________________________ 39

EXHIBIT B - MAINTENANCE & WARRANTIES ______________________________________ 46

   Product and Customer Support ___________________________________________ 49

   Hardware Warranties ____________________________________________________ 49

   Hardware Maintenance ___________________________________________________ 49

   Software Warranties ____________________________________________________ 50

   Source Code ____________________________________________________________ 50

   Software On-Going Maintenance and Support ______________________________ 50


EXHIBIT C - TRAINING ______________________________________________________ 52

   CRIME CAPTURE SYSTEM TRAINING OUTLINE __________________________________ 52


IMAGEWARE SOFTWARE INC.                 2                PHONE 619-673-8600
10883 THORNMINT ROAD                                      FAX  619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL          LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                      PHOTO IMAGING SYSTEMS

COMPANY PROFILE & QUALIFICATIONS
-------------------------------------------------------------------------------

ImageWare Software, Inc., a San Diego, California based company is a leader and innovator in the emerging technology of PC-based digital imaging, with its primary focus on law enforcement software. Our corporate offices are at the following address. This same address is also used for sales, technical services and billing.

    ImageWare Software, Inc.
    10883 Thornmint Road
    San Diego, CA 92127

    Phone: 619-673-8600; 800-842-4199
    FAX:   619-673-1770

ImageWare has, through its efforts, gained respect within the Law Enforcement arena and is quickly being recognized as a leader in the handling of large mugshot databases as well as the powerful investigative software that runs them. We were recently awarded a contract by the State of Arizona and the system is meeting all of its expectations. The Arizona Department of Public Safety enjoys a powerful network of photo and data information, with extremely limited down time. It seamlessly interfaces with several disparate systems and provides a smooth and synchronized data flow throughout. Very recently, in partnership with NEC and PRC/Litton, IWS was awarded the digital imaging contract for Las Vegas Metro PD.

One year ago ImageWare acquired XImage Corporation, a San Jose, California based company also specializing in law enforcement software. XImage Corporation is a company strong in the installation and management of very large booking installations. The company has developed its products using Sun SPARC servers and workstations on a UNIX operating system. Its flagship installation is New York City Police Department as well as Henepin County MN (Minneapolis), Indianapolis PD and Portland Police Bureau. The NYC system spans 76 precincts in 5 boroughs, including 100 capture stations and redundant central servers. XImage/ImageWare had a large customer support staff with 24 hours a day, 7 days a week availability.

ImageWare and XImage combined to form a company that is strong, technically proficient, and leading the way in the development of tools for the law enforcement industry. The skills of one company compliment those of the other. The strengths and experience of XImage will enable the new company to bypass many pitfalls, during the introduction of new Windows based products under the expertise of ImageWare.

On March 18, 1999, ImageWare will receive financial backing in the form of a $10,000,000 funding from an international group of investors led by JP Morgan. This backing combined with our large maintained customer base and success in the placement of large mugshot databases ensures the highest quality products and services for many years to come.


IMAGEWARE SOFTWARE, INC.                  3                  Phone: 619-673-8600
10883 THORNMINT ROAD                                           FAX: 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL          LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                      PHOTO IMAGING SYSTEMS

CCS runs on the Microsoft Windows operating system, specifically Windows 95, 98 and Windows NT 4.0. We configure systems using all IBM components, ensuring our customers of state-of-the-art architecture, durability, reliability. By teaming with IBM as a business partner, ImageWare can and does offer the highest quality PC products, systems software and customer service available. PC platforms being used include multiple Pentium Pro processing servers, redundant servers, Xeon processors and Pentium II capture and investigative workstations. In many cases, current hardware can be utilized and hardware may be purchased off existing County contracts.

Support is handled on a 24/7 basis with our support offices being in San Diego. There is a one hour call back response time and on-site response times can be negotiated. In some cases, on-site personnel can be hired. Servers and workstation software can be maintained remotely using sophisticated IBM Netfinity Management software. If a server goes down, it does not effect the capture workstations. All capture stations have the ability to store data and images locally until the server is back on-line.

IWS core products are Crime Capture System (CCS), and Face ID-Registered Trademark- (FID). CCS is a powerful flexible and easy to use digital booking, identification and retrieval system. Face ID-Registered Trademark- is a state-of-the-art facial recognition and retrieval program that is re-defining what a mugshot database is capable of. Face ID-Registered Trademark-integrates with both ImageWare's and XImage's bookings systems, giving the company a very distinct, and unique product line.

IMAGEWARE HISTORY

Incorporated in 1987, ImageWare initially focused on the entertainment industry.The company's patented imaging technology was first used in photo imaging kiosks at theme parks and tourist attractions in the U.S., Canada, Mexico, Japan and the United Kingdom. The kiosks produced People Postcards!-Registered Trademark- by superimposing customers' images onto amusing or picturesque backgrounds.

At the 1992 COMDEX Show, ImageWare introduced its first retail product, ImageWizard. At the show, the revolutionary image manipulation and processing program was nominated one of the "Best New Software Programs" of the year. ImageWizard was the first application to incorporate multiple image objects for fast and easy image enhancement and editing. In early 1994, ImageWare released a companion program to ImageWizard called MorphWizard-Registered Trademark-. A powerful morphing application, MorphWizard allows users to manipulate and force transformation between multiple images. Both ImageWizard and MorphWizard sold domestically and in Japan through Canon Sales Co.

Concurrent with the release of MorphWizard ImageWare shifted its focus from the entertainment and retail markets to the institutional enforcement arena. The C.R.M.E.S.


IMAGEWARE SOFTWARE, INC.                  4                  Phone: 619-673-8600
10883 THORNMINT ROAD                                           FAX: 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL           LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                         PHOTO IMAGING SYSTEM

(Crime Reduction, Image Management and Enhancement System), software suite was unveiled in October 1994.

Since 1994, ImageWare has placed software in over 650 law enforcement agencies around the country and internationally. Currently, there are over 100 departments using XImage or ImageWare mug photo systems, with more coming on-line every day.

PRODUCTS

     C.R.I.M.E.S. is a modular family of affordable, easy-to-use software applications that aid law enforcement with the criminal investigative process. Currently there are five Windows-TM- based C.R.I.M.E.S. modules; Suspect ID, Crime Lab, Vehicle ID, Face ID and the Crime Capture System. The multiple module system is fully integrated so information entered into one module is reflected in all others, thus eliminating the time and expense required to interface programs designed by different software companies.

SUSPECT ID-Registered Trademark-

     Suspect ID is the composite module of the C.R.I.M.E.S. software family. Using an online cognitive interview process, officers, witnesses and victims can accurately create full-color, photo-realistic suspect composites within minutes. The digital composites are constructed from catalog of facial features. The catalogs are comprised of actual photographs, not hand-drawn sketches, so composites from Suspect ID look like people, not like pencil sketches. Suspect ID can interface directly with Face ID. Upon completion, a composite can be immediately searched against the Face ID database. This search returns a number of suspect photos from within the LA booking database.

     The Suspect ID module was designed specifically for use by law enforcement agencies. Even officers with little or no computer knowledge or artistic talent can complete a suspect composite simply by pointing and clicking with a mouse. Suspect ID is a standard PC-based software application that can be installed on a laptop computer and taken into the field, allowing officers to conduct interviews before the witnesses' and victims' memories fade. For rapid identification, officers can distribute completed composites within minutes via radio, fax or e-mail.

CRIME LAB-Registered Trademark-

     The second module of the C.R.I.M.E.S. family, Crime Lab, is a sophisticated image enhancement and editing program used to fulfill a host of investigative imaging needs such as updating old photos, creating non-prejudicial line-ups, removing distracting backgrounds and enhancing surveillance videos. Crime Lab interfaces with each of the modules to provide enhanced capability to each.


IMAGEWARE SOFTWARE INC.               5                       Phone 619-673-8600
10883 THORNMINT ROAD                                          FAX   619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL           LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                         PHOTO IMAGING SYSTEM

VEHICLE ID-TM-

     Vehicle ID is a revolutionary photo-based software program that helps officers quickly identify and disseminate vehicle information for the purpose of locating a stolen car or a vehicle involved in a crime. Vehicle ID's comprehensive database of over 1,000 vehicles can be searched by features, description, or VIN (Vehicle Identification Number). To ensure a more accurate identification, vehicles matching the query description can be viewed from front, rear, side or three quarter angles. The program also includes a custom paint shop for depicting the exact color of the vehicle. A color copy of the suspect vehicle can then be produced and immediately broadcast, printed or faxed to officers in the field to quickly apprehend suspected criminals.

     Information from NICB's (National Insurance Crime Bureau) VINassist-TM-program has been incorporated into Vehicle ID, enabling officers to obtain images of vehicles based on VIN translation codes. This feature helps officers identify stolen vehicles in cases of switched VINs.

FACE ID-TM-

     Face ID is a state-of-the-art facial recognition and retrieval program that helps officers positively identify both unknown suspects and criminals with multiple aliases. Suspect images that have been captured on a surveillance video, suspect composite or photograph can be searched against any digital database of faces. This search returns a group of images whose facial characteristics closely resemble that of the search photograph. This feature can also be used at the time of booking to immediately identify criminals with multiple aliases. Face ID saves the officer tremendous amounts of time when scanning through large databases. This ability to key in text data descriptors in addition to the facial search make searching large databases possible.

CRIME CAPTURE SYSTEM-TM-

     Crime Capture System is a flexible, easy-to-use, and affordable digital imaging solution for automated capture, storage and retrieval of booking images and related information. The Crime Capture System utilizes off-the-shelf hardware that complies with open industry standards and easily integrates with an agency's records or AFIS system (Automated Fingerprint Identification System). Utilizing client/server architecture, the Crime Capture System can operate on an array of systems ranging from a stand alone PC to a wide area network.

San Diego based ImageWare Software, Inc. is privately held.


IMAGEWARE SOFTWARE INC.               6                       Phone 619-673-8600
10883 THORNMINT ROAD                                          FAX   619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL           LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                         PHOTO IMAGING SYSTEM

MILESTONES

There are currently:

     - over 4 million arrestees that have booked using ImageWare systems throughout North America
     -    over 5 million images stored on ImageWare systems worldwide
     -    over 150,000 lineups that have been created on ImageWare systems
     - over 100,000 people booked in the first 4 months of operation using the New York City PD ImageWare system
     - over 1 million images stored in the state of Florida on ImageWare systems
     - over 800,000 images stored in the state of Washington on ImageWare systems &
     -    over 434,000 bookings stored on the Orange County, Florida
          ImageWare system

NOTABLE CUSTOMERS

-    Las Vegas Metro PD (Awarded)         -    Dakota County
-    Indianapolis PD                      -    Orange County
-    King County (Seattle)                -    Clackamas County
-    Multnomah County (Portland)          -    Marion County
-    Sonoma County                        -    Yolo County


IMAGEWARE SOFTWARE INC.               7                       Phone 619-673-8600
10883 THORNMINT ROAD                                          FAX   619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

PERSONNEL QUALIFICATIONS
------------------------------------------------------------------------------

IMAGEWARE EXECUTIVES

S. JAMES MILLER, JR. CHAIRMAN & CEO

     Mr. Miller came to ImageWare in 1990 after 11 years at Oak Industries, Inc. Most recently a Senior Vice President for the publicly traded company, Mr. Miller also served as Chief Legal Officer, Chief Administrative Officer and President of the company's Far East manufacturing subsidiaries. At Oak Industries, Mr. Miller's responsibilities included business acquisitions, divestitures and financing. He also headed the negotiation of technology licensing arrangements. Mr. Miller holds a J.D. in Law (WITH HONORS) from the University of San Diego School of Law, and a B.A. in History and Economics (SUMMA CUM LAUDE) from the University of California at San Diego.

WAYNE G. WETHERELL, VICE PRESIDENT OF FINANCE & CFO

     Prior to becoming ImageWare's Vice President of Finance and CFO, Mr. Wetherell served in a similar capacity at Bilstein Corporation of America (a subsidiary of the Krupp Group) for nearly five years. Before joining Bilstein, he spent 10 years with Oak Industries, Inc., where he served in various capacities, including Director of Finance and Director of Financial Planning and Analysis. His responsibilities included management reporting, financial and strategic planning, and business development. Mr. Wetherell holds a M.S. in Finance and a B.S. in Management from San Diego State University.

PAUL J. DEVERMANN, VICE PRESIDENT OF SALES & BUSINESS DEVELOPMENT

     Prior to joining ImageWare in 1996, Mr. Devermann was the Managing Director and Founding Partner of InTra-International Trade & Transactions, an international consulting and trading company specializing in facilitating business transactions between the U.S. and Japan. Prior to that, Mr. Devermann held the position of Senior Vice President of the San Diego Economic Development Corporation where he was responsible for marketing and development from 1985 to 1990. Mr. Devermann spent the previous ten years with Oak Communications in various capacities of sales, sales management, marketing and business development positions. He holds a B.S. in Marketing from Northern Illinois University and a M.B.A. from the University of Puget Sound.


IMAGEWARE SOFTWARE INC.                8                     Phone 619-673-8600
10883 THORNMINT ROAD                                           FAX 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

KEY PROJECT STAFF

Project Coordinator: ERIK CARLGREN

Telephone Number: (619) 673-8600

FAX Number: (619) 673-1770

Name                            Years With           Project Role
                                 Company
------------------------------------------------------------------------------
JOHN CANEPA                         6                Software Developer

RENEE GUTIERREZ                     4                Documentation & Testing

TRACY TOETTCHER                     6                Training Manager

BILL IBBERSON                       6                Director of R&D

Other staff, including Oracle experts, will be identified after contract award.


IMAGEWARE SOFTWARE INC.                9                     Phone 619-673-8600
10883 THORNMINT ROAD                                           FAX 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

WILLIAM J. IBBETSON
3520 Mission Mesa Way
San Diego, CA 92120
(619) 582-0830

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Employment          IMAGEWARE SOFTWARE, INC., SAN DIEGO, CA
Experience          MARCH 1992 TO PRESENT

                    Chief Technical Officer
                    - Responsible for all technical aspects of the company.
                    - Direct technical solutions and industry positioning of
                      products.

                    Manager, Research and Development
                    - Manage software development team.
                    - Design software applications and utilities.
                    - Conduct new product feasibility studies.
                    - Analyse product/project costs and schedules.

                    Photo Imaging Specialist
                    - Develop patented imaging technology.
                    - Design digital image algorithms.
                    - Integrate imaging technologies into software
                      applications.

                    INDEPENDENT CONSULTANT, SAN DIEGO, CA
                    JUNE 1987 TO PRESENT

                    Admit 1 Technologies
                    - Designed and developed graphic based screensaver.
                    - Created animation and imaging for screensaver.

                    RESOURCE SUPPLY, INC.
                    - Designed accounts payable/receivable database
                      applications.
                    - Created an Inventory Control System.

Publications        - WROX PRESS - TECHNICAL EDITOR
                      Beginners Guide to Visual C++, January 1996
                    - VISUAL BASIC PROGRAMMING JOURNAL - CO-AUTHOR
                      Animation Techniques in VB, February 1996


IMAGEWARE SOFTWARE INC.               10                     Phone 619-673-8600
10883 THORNMINT ROAD                                           FAX 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM


Patents             - METHOD AND APPARATUS FOR THE ELECTRONIC TRANSMISSION OF
                      AN IMAGE FROM A PHOTO KIOSK - INVENTOR
                      Patent Pending
                    - IMAGEWAREGS PATENT PORTFOLIO - TECHNICAL LIAISON
                      U.S. Patent No. 5,345,313 - Image editing system
                      U.S. Patent No. 5,469,536 - Color masking system
                      U.S. Patent No. 5,577,179 - Object layering
                      U.S. Patent No. 5,343,386 - Electronically produced
                      postcards

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Specialized         - C/C++ PROGRAMMING
Skills              - MICROSOFT FOUNDATION CLASSES (MFC)
                    - VISUAL BASIC PROGRAMMING
                    - RDBMS DESIGN, INTEGRATION AND MANAGEMENT
                    - DIGITAL PHOTO IMAGING MANIPULATION/ENHANCEMENT
                    - NOVELL/NT SERVER CONFIGURATION, CONNECTIVITY AND
                      ADMINISTRATION
                    - INTERNET/INTRANET APPLICATION DEVELOPMENT

Education           COLEMAN COLLEGE            COMPUTER ELECTRONICS TECHNOLOGY
                    GRADUATE 1992              1990-1992
                    Honors - Top 5% of class   Computer Hardware Specialist
                    Deans List - 3.947 GPA

Additional          - NETSCAPE DEVELOPERS CONFERENCE
Training            - MICROSOFT MFC DEVELOPERS CONFERENCE
                    - MICROSOFT INTERACTIVE MULTIMEDIA CONFERENCE


IMAGEWARE SOFTWARE INC.               11                     Phone 619-673-8600
10883 THORNMINT ROAD                                           FAX 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL          LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                       PHOTO IMAGING SYSTEM

JOHN J. CANEPA

SENIOR SOFTWARE ENGINEER

SUMMARY OF EXPERIENCE

Five years experience in the imaging software industry. Senior developer for windows based law enforcement applications. Designed user interface, database search tools and data acquisition screens for digital booking and investigative applications. Worked directly with the State of Arizona in design, development and acceptance of the AZAFIS Mug Photo System.

EMPLOYMENT HISTORY

FEBRUARY 1993 TO PRESENT. SOFTWARE ENGINEER, IMAGEWARE SOFTWARE, INC.
Hired for quality assurance and software support. Moved into programming to modify existing code for product updates. Experience using VB, C++, MFC, ODBC, and SQL on Windows 3.1., Windows 95 and Windows NT. Developed data acquisition applications for in house utilities. Designed algorithm to rotate 2D raster objects in 3D using OpenGL. Senior software engineer for the development of the Crime Capture System (CCS). Experienced in developing user interface, data entry and database query applications using ODBC and MFC. Developed multithreaded Windows 95/NT law enforcement investigative application for searching UNIX booking database.

OCTOBER 1991 TO NOVEMBER 1992. MARKETING MANAGER, DESIGN DRAFTING AND ENGINEERING, INC.

Designed and maintained customer contract management software and database. Managed direct marketing for the sales of CAD/CAM software.

EDUCATION

B.A. Applied Mathematics, University of California, San Diego, 1993.


IMAGEWARE SOFTWARE, INC.              12                     Phone 619-673-8600
10883 THORNMINT ROAD                                           FAX 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL          LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                       PHOTO IMAGING SYSTEM

ERIK CARLGREN

NW SALES REPRESENTATIVE - PROJECT COORDINATOR

SUMMARY OF EXPERIENCE

Nine years experience in photo imaging, three of those in the law enforcement industry. Technically oriented in sales and account management. Oversee all phases of account development from identification of account and needs assessment to contract negotiations.

EMPLOYMENT HISTORY

MAY 1996 TO PRESENT. SALES REP./PROJECT COORDINATOR, IMAGEWARE SOFTWARE, INC.

Hired originally as a sales representative for the Southeastern U.S.. Currently the representative for the Northwestern territories. Also handles certain international accounts. Current responsibilities include systems design, customer relations, sales and marketing. Responsible for accounts from start to finish. Skilled in a multitude of Microsoft applications as well as graphics programs and capabilities. Pays particular attention to customers needs. Thoroughly trained in all ImageWare applications and proficient with designs of disparaging systems and interfaces. Familiar with state requirements and systems design.

OCTOBER 1992 TO APRIL 1996. TECHNICAL MANAGER, KING VISUAL TECHNOLOGY, INC.

Managed the digital photo department of fast paced professional photo lab. Hired to build a digital imaging department and transition the company from a traditional photo lab to a highly technical digital photo service. Required to find a market, design, produce and print state-of-the-art digital photo prints. Very fast paced and deadline oriented structure.

JUNE 1990 TO SEPTEMBER 1992. ACCOUNT MANAGER/DESIGNER, RYAN KING RENNINGER,
INC.

Responsible for managing all aspects of marketing of accounts. Familiar with most design applications. Managed handling of project from design through printed piece. Wrote and designed marketing campaigns for Hecht's Co., Washington Bullets and the U.S. Navy.

EDUCATION

B.A. Printing, Rochester Institute of Technology, Rochester, NY 1990.


IMAGEWARE SOFTWARE, INC.              13                     Phone 619-673-8600
10883 THORNMINT ROAD                                           FAX 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL          LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                       PHOTO IMAGING SYSTEM

RENEE GUTIERREZ

TECHNICAL DOCUMENTATION DEVELOPER

SUMMARY OF EXPERIENCE
Ms. Gutierrez has 8 years of experience in the computer software industry. She has 7 years of documentation and user interface design experience with extensive recent experience in the usability of law enforcement software.

EMPLOYMENT HISTORY

MAY 1995 TO PRESENT. IMAGEWARE SOFTWARE, INC.
- Create software user manuals, including research, writing, and design. Test software for usability and develop hypertext On-line Help. Coordinate with clients and R&D and Marketing departments to design print reports, user interface and icons for all law enforcement applications.
- Responsible for all Webmaster duties, including design and creation of HTML pages, graphics, photo-imaging, and Web conferencing maintenance.

NOVEMBER 1994 TO PRESENT. INDEPENDENT CONTRACTOR
- CASIO, INC. - Created software user manual and On-Line Help file for Windows interface to the Casio B.O.S.S.
- ABACUS DATA SYSTEMS - Created software user manuals for Windows based legal/attorney software.
- WINDOWS LINK, INC. - Created software user manual and On-Line Help file for Windows interface to Royal and Sharp handheld organizers.
- PERSONAL RESOURCE SYSTEMS - Created software user manual and On-Line Help file for Windows Time Management software.
- EAGLE INTERNATIONAL - Created software user manual and On-Line Help file for Windows PIM.
- KINGSLEY MACHINE COMPANY - Created software user manual and On-Line Help file for Windows desktop publishing program. In addition created manual for foil stamping hardware.

NOVEMBER 1994 TO MAY 1995. STELLCOM TECHNOLOGIES
Independent Contractor. Works as a contract Technical Writer and Quality Assurance Engineer.

- EDITPRO CORPORATION - Created software user manual and On-Line Help file for Windows program editor.
- INTUIT - Performed Quality Assurance testing on in-house Windows referral program. Wrote training documentation and trained staff in use of the Partners-TM- program.


IMAGEWARE SOFTWARE, INC.              14                     Phone 619-673-8600
10883 THORNMINT ROAD                                           FAX 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL          LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                       PHOTO IMAGING SYSTEM

- HORIZONS TECHNOLOGY, INC. - Created documentation for CD Rom Maps software and LAN auditing software.

JULY 1993 TO OCTOBER 1994. POLARIS SOFTWARE, INC.
- Manager, Information Development. Created software user manuals, including research, writing and design. Tested software for usability and developed hypertext On-line Help. Coordinated with Usability, Development, and Marketing departments on design and implementation.

MARCH 1991 TO JULY 1993. MIDRANGE COMPUTING
- Assistant Director Software Division. Coordinated all software sales, technical support, and marketing. Senior technical writer of software manuals. Administered technical support through diagnostics and troubleshooting. Trained and supervised technical support and sales staffs.
- Assistant Manager, Business to Business Sales. Trained and supervised staff in sales of technical manuals, software, and trade journal. Coordinated trade shows and training seminars.

EDUCATION

B.A., English, University of Arizona, Tucson, AZ, 1985


IMAGEWARE SOFTWARE, INC.              15                     Phone 619-673-8600
10883 THORNMINT ROAD                                           FAX 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

OVERVIEW/PROJECT APPROACH

This proposal is in response to a request by the Identification Unit of the Los Angeles County Sheriff's Department. It addresses and provides solutions for many needs. Overall, it is a complete turn key solution that has been designed to eliminate these needs. The proposal has no hidden costs and leaves many options.

Because of the many requirements that must be satisfied, this section is broken into several phases in addition to providing systems interfaces. These phases flow in logical order and associated costs are paralleled in the Cost Proposal (Exhibit A).

PROJECT OVERVIEW

The heart of this project is a central mugshot server that must power investigative clients throughout the County and the State. The server is fully scaleable and capable of processing and distributing information to a large number of client sources. The software that will drive this solution is Image Ware's Crime Capture System (CCS). CCS runs on the Windows NT 4.0 platform and will utilize Oracle 8.0 database software as required by the County. CCS will either feed or be queried by a minimum of five different sub-systems including: CCHRS LARCIS, CAL-PHOTO ID, CAL GANG, and via secure Intra net. The system proposed is a complete turn-key solution that meets current needs and provides many options for the future. The entire system is fully Year 2000 compliant and meets all State and Federal ANSI/NIST standards.

The system components will connect to the existing network directly, with each agency or the county being responsible to provide LAN connections for the new equipment. The operating system for the central server will be Microsoft Windows NT 4.0. The protocol will be TCP/IP. All connections to either the network or additional devices will be industry standard connections.

Data archive and backup can be accomplished on-line.

System security will make use of both operating system permissions as well as database software security. This will allow access to certain functions and data to be controlled by the system administrator. These privileges and permissions will be given and controlled by user login. There will be an administrative function available only to the system administrator, where these permissions and privileges are maintained.

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

Phase 1
------------------------------------------------------------------------------
In the initial phase, ImageWare will install an IBM Netfinity 7000MG mug server that will eventually act in place of the current mugshot server in Los Angeles County. IWS will convert the existing images and data (approx. 250,000) and populate the current version of CCS which runs on Windows NT 4.0 and Sybase 6.0 database software. The purpose for installing and converting the existing images on Sybase before CCS is ported to Oracle is to satisfy the IMMEDIATE needs for the County. Examples would be creating photo line-ups or searching viewing and printing mugshots. In addition to converting the existing database, we will also de-duplicate it. Because of certain limitations to the existing photo database software, there are duplicate records and photos of a good percentage of the entire database. A de-duplication procedure that is agreed upon by both IWS and the County will eliminate unwanted photos and, or records.

While the conversion is taking place, IWS will complete the interface with the DBI store and forward. The CCS server will identify and read standard NIST type 1, 2 and Type 10 data packages from the existing DBI store and forward server. Completion of this interface will effectively replace the existing DBI Photo RAID. The existing images will have been converted and all new records will be delivered directly from the DBI Telprinters to the CCS database.

Once the NIST packages populate the CCS database, the records and photos can be searched by CCS Investigative software. This software will be responsible for satisfying the County's immediate investigative needs. Phase 1 includes 20 copies of CCS Investigative software and 20 copies of Suspect ID composite software.

Face ID-Registered Trademark- facial recognition software is also being offered with this proposal, at no charge! We are offering to convert the existing images into Face ID as well as provide software that enrolls all new captured images into Face ID. Basically, all images that populate the CCS database will also be enrolled into Face ID.

No Face ID client software is being offered in this proposal. However, the city of Lakewood, CA has already purchased Face ID client software and has shown great interest in connecting their client with this proposed FACE ID database. Currently, Lakewood is searching a very limited subset of the current LA County database and has had great success. With 6 times the number of images to search, Lakewood expects 6 times the success rate.

Several other LA County law enforcement agencies have shown interest in purchasing Face ID client software as well. There is an issue as to how will these Face ID clients effect the load on the CCS server. Will it slow down? The answer is no! We are going to isolate just one of the four processors in the Netfinity server for Face ID crunching. When the extracted facial data from the suspect mugshots is being searched by a Face ID client only one server processor will be used. The remaining processors are more than enough to handle all the queries and changes to the CCS database.

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

When the Face ID clients grow too large in number or when the database gets too large for one processor to sort in a desirable amount of time, then ImageWare will require new Face ID client customers to add "swarm" machines to the server solution. "Swarm" machines are basically PC boxes that contain at least one standard Pentium II or greater processor and a certain amount of RAM. They are then configured to process data being searched by Face ID clients. "Swarm" machines distribute the Face ID processing workload. The more "swarm" machines added to the system, the more the workload is distributed. Search times will go down as clients and "swarms" are added.

Server Specifications
The proposed server is an IBM Netfinity 7000 M10 Server. The image server will be running Windows NT 4.0 that provides a second level of system security and stability. Initially, the server will be running the current Sybase version of CCS. Phase 2 converts this database to Oracle.

The database is all open architecture, ODBC compliant, allowing for case of data sharing with other ODBC compliant systems. The server is capable of storing the mug photo's and text data in Los Angeles County booking system for a minimum of five years.

The server is a high performance 400 MHz Quad XEON Processor system. It has RAID V hot swap drive array and Mirrored OS. It is sized with today's performance and tomorrow's growth in mind. Installing a RAID V system provides a very high fault tolerant data storage system while not degrading performance and allows the storage of business-critical data with confidence.

A UPS will protect the system from power fluctuations and momentary outages. The system will have a redundant power supply. The server will be equipped with a modem and remote diagnostic software, allowing for quicker response and problem resolution. The system also includes a DLT tape drive for back-ups and a CD ROM Drive. The server will utilize the existing network which utilizes the TCP/IP protocol.

Server Includes:

Netfinity 7000 M10 400 MHz (Quad Processor) RAID V
  IBM Netfinity 7000 M10 400/512KB Xeon, 128MB ECC,OPEN,32X,PCI (Rack 11U)
    (Std) 128MB (4x32MB) EDO DRAM DIMM - 50ns
    (Std) IBM 1.44MB 3.5-inch Diskette Drive
    (Std) Integrated IDE Controller
    (Std) Internal IDE CD-ROM Drive
    (Std) Netfinity 400W Hot-Swap Power Supply
    (Std) Netfinity 7000 400MHz/512KB PII Xeon Processor
    (Std) Planar Integrated Wide Ultra SCSI
    (Std) Planar Integrated Wide Ultra SCSI for External Devices

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

    (Std) S3 Trio64V2 Graphics - 1MB SGRAM
    (Std) Systems Management Processor
  3520 2RU Netfinity EXP15 Storage Expansion Unit
    (Std) 3520 Enclosure Hot-Swap Backplane
  IBM 35/70GB DLT SCSI Tape Drive - External
  IBM Netfinity ServerRAID-3L Ultra2 SCSI Adapter
  IBM Netfinity 400W Hot-Swap Redundant Power Supply II (2 total)
  IBM Netfinity 7000 M10 Rack-to-Tower Conversion Kit
  Netfinity 7000 400MHz/512KB Xeon Processor (4 total)
  IBM 8mm to 68pin Converter for external cables
  1GB (4x256MB) EDO DRAM DIMM - 50ns
  IBM Netfinity 18.2GB Wide Ultra SCSI SCA-2 HDD (HH)
  IBM Netfinity 2M Ultra2 SCSI Cable
  Netfinity NetBAY3
  Black Sleek Mouse
  IBM Netfinity 10/100 Ethernet Adapter (PCI)
  G72 - 17(15.7) in. Color Monitor, 69 KHz, Stealth Gray
  IBM Standard Black 104-Key Keyboard
  OBI External V.34 Data/Fax Modem
  IBM Netfinity 4 5GB Wide Ultra SCSI SCA-2 Hot-Swap Hard Disk Drive (SL) External F/W to F/W Cable Standard with 01K1174 Tape Drive

Minimum requirements for investigative workstation hardware (Not included in price)

  Pentium Processor Computer
  Windows NT, Windows 95 or Windows 98
  32 MB RAM
  CD-ROM Drive Internal 32X Max (Variable Speed)
  Graphics card capable of at least 16,000 colors.
  Monitor and graphics card with 600X800 resolution capability

Software Capabilities

The CCS central server software includes several administrative functions, including the setup and maintenance of all drop down menus and pick lists, the archive function and the assignment of names and passwords. The 4 User Defined fields are also edited from here.

IBM Netfinity Management software will be used to remotely monitor and maintain the CCS server.

The central server will not execute any client applications meaning all searches, viewing, and printing or data from the mugshot database must be accomplished via either CCS investigative station or one of the sub-system interfaces.

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

CCS INVESTIGATIVE SOFTWARE

CCS investigative workstation software includes the client software necessary to search the database based on demographic information, create photo line-ups, view photo mug books and print. Any printer that includes a Window NT driver may be utilized. The software can connect with and make use of peripherals with TWAIN drivers (such as scanners), and have the ability to import images from files that are JPG or BMP and add to existing records.
The client software also allows for the export of images in either JPG or BMP files. All of these functions can be authorized or not authorized based on User ID authorization.

Searches may be accomplished using NCIC standard demographic codes, from user maintained tables.

The software will create photo line-ups with a specified amount of images. The Crime Capture System will retrieve and display the images of all subjects with characteristics that match, or substantially match, those of the line-up subject. The user will be able to select or reject from the images retrieved up to twenty, that together with the subject's constitute the line up. The line-up will be random ordered, and may be saved for future retrieval. These photo line-ups are also printable.

     Portions of an image may be 'roped' for enlargement for viewing purposes.

     The print function is available for any image with its associated demographic data.

     The search function includes very flexible ad hoc inquiries, including many boolean logic functions, including AND, OR, GREATER THAN, LESS THAN, EQUAL TO, etc.

     Each agency will be able to search the database and obtain information about the total number of bookings by date, by officer ID, by charge code, etc.

     Any text fields entered into a booking record will be searchable, including any comment fields.

     Fields describing SMT data will be searchable.

     Images of SMT are printable, either color or black and white.

     The search software will process hyphenated and/or multiple last, first, and middle names correctly.

     The search software will use 'soundex' to find similar named individuals.

     Investigative workstations will have the ability to scan photos into the system, import them, and link them with booking records. For example, crime scene photos can be imported

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

into booking records, as well as weapons photos, vehicle photos, residence photos, year book photos, etc. This function may be turned off by the system administrator.

FACE ID
Face ID is a state-of-the-art facial recognition and retrieval program that helps officers positively identify both unknown suspects and criminals with multiple aliases. Suspect images that have been captured on a surveillance video, suspect composite or photograph can be searched against any digital database of faces. The search returns a group of images whose facial characteristics closely resemble that of the search photograph. This feature can also be used at the time of booking to immediately identify criminals with multiple aliases. Face ID saves the officer tremendous amounts of time when scanning through large databases. The ability to key in text data descriptors in addition to the facial search makes searching large databases possible.

SUSPECT ID-Registered Trademark-
     Suspect ID is the composite module of the C.R.I.M.E.S. software family. Using an online cognitive interview process, officers, witnesses and victims can accurately create full-color, photo-realistic suspect composites within minutes. The digital composites are constructed from catalogs of facial features. The catalogs are comprised of actual photographs, not hand-drawn sketches, so composites from Suspect ID look like people, not like pencil sketches. Suspect ID can interface directly with Face ID. Upon completion, a composite can be immediately searched against the Face ID database. This search returns a number of suspect photos from within the LA booking database.

The Suspect ID module was designed specifically for use by law enforcement agencies. Even officers with little or no computer knowledge or artistic talent can complete a suspect composite simply by pointing and clicking with a mouse. Suspect ID is a standard PC-based software application that can be installed on a laptop computer and taken into the field, allowing officers to conduct interviews before the witnesses' and victims' memories fade. For rapid identification, officers can distribute completed composites within minutes via radio, fax or e-mail.


PHASE 2
-------------------------------------------------------------------------------

Phase 2 will convert the installed Sybase version of CCS to the latest version of Oracle. Once in Oracle, the remaining interfaces can be accomplished. ImageWare has made the decision to fast forward our Oracle solution in order to meet the requirements set forth by Los Angels County. LA County is currently an Oracle house and it is logical that their requirements include an Oracle database.

ImageWare does not intend to charge Los Angeles County with any costs associated with our development of the Oracle platform. Converting the installed system from Sybase to Oracle

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

does, however, have costs associated. ImageWare engineers will design the new system so that the conversion process creates very little down time.

The GUI interface throughout the network will not change and no additional training of users will be required. Face ID will also be converted to Oracle.

PHASE 3
-------------------------------------------------------------------------------

The last phase is a simple, but large expansion of the investigative product ImageWare will provide CCS Investigative software and Suspect ID to an additional 60 sites throughout the county. With all phases complete, Los Angeles County will have the ability to view and print records and lineups of every person booked in Los Angeles County within the DBI Tenprinter network.

INTERFACES
-------------------------------------------------------------------------------

CCHRS & LARCIS
ImageWare offers a single integration technique for both the CCHRS system and the LARCIS system. We are able to offer this due to the fact that all systems will be running a single common RDBMS, Oracle 8.0. This will be accomplished by enabling a login to CCS and allowing access to a mutually agreed upon set of tables and stored procedures. (Open Architecture) This access will allow CCHRS or LARSIS to query our database and retrieve the directory reference to the photo stored on disk for a particular individual. All the particular parameters and query result capabilities will be agreed upon during final design discussions with the system architects of CCHRS and LARSIS. It will be the responsibility of each of the integrated systems to properly read the photo from the CCS server, decompress the JPEG, and display the photo on the screen to the user. The CCS server data will be kept in sync with AJIS by the NIST data feed from the DBI store and forward integration. Any duplicate records from DBI will be synchronized with existing records causing an update to existing records not duplication of data. All records will be tied together between the systems with a common unique identifier such as a record number and each person will be given a unique identifier, such as a state ID number. These will be used to identify a unique record for an individual between all integrated systems as well as identify a person's record history.

The interface will basically allow both the CCHRS and LARCIS sub-systems to display a photograph of the subject by selecting a defined number of data tables.

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

CAL-PHOTO ID & CAL-GANG
ImageWare offers a single solution for both of these interfaces as well, only duplicated for each. When a record is completed within CCS, the server will export either a flat text file or a NIST package to the local CAL-ID or CAL-GANG Web Server. This flat file will contain demographic text data as well as the photo's location or URL. Once the State parses this information onto its main query engine, the images will be searchable via CAL-ID or CAL-GANG intra-net.

At this point in time, ImageWare is not proposing to install or maintain the local Web Server(s) for these applications. When the final design is approved and the web server is identified, IWS will discuss maintenance of this server.

WEB INVESTIGATIVE INTERFACE
ImageWare is offering a site license to be used within the Los Angeles County intra-net for a product that is currently under development. The site license will enable the LA County CCS photo database to be searched by a standard web browser within the local network. The basic concept of this product is to provide a Web Interface that enables standard web browser search engines to query the CCS database though a limited amount of text fields and descriptors. The fields that are to be searched have yet to be defined, however, it is expected that 5-7 fields will be appropriate.

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

IMPLEMENTATION SCHEDULE

A Project Manager will be named by ImageWare Software, Inc., to oversee and manage the planning, monitoring, reporting, and acceptance of the system outlined in the proposal if ImageWare is the successful vendor. This person's resume will be supplied during contract negotiations. It is expected that the LOS ANGELES COUNTY SHERIFF'S OFFICE will also name a Project Coordinator who will work with the IWS Project Manager, who will be responsible for all tasks outlined as COUNTY responsibility on the task list.


APPROACH TO PROJECT

ImageWare has a well defined, disciplined approach to program management which includes:

     -  Attention to customer satisfaction
     - Regular communications with customer via weekly status meetings, monthly project status reports, and quarterly reviews
     -  Regularly scheduled status meetings with the project staff

ImageWare will avoid and mitigate risks by reviewing, prioritizing, and monitoring key project risks throughout the project life cycle. Identified project risks will be recorded and tracked to resolution. Identification of risks and potential mitigation plans will be reviewed with the project staff monthly, documented in the project reports, and presented to the LOS ANGELES COUNTY SHERIFF'S OFFICE's Project Coordinator during the project reviews. By identifying risks early before they have impacted the project, the actual impact to the project can be decreased, if not totally eliminated. An inescapable fact of project management is that there are always risks. The key to ensuring a successful project is to manage them. This means the following must be done early, before the risk actually impacts the project:

     -  Identify risks (technical, schedule, and cost)
     -  Prioritize and quantify risks
     -  Assign responsibility
     -  Mitigate (determine mitigation action, responsible person, due date)
     -  Track Progress

LASO                           ImageWare Software                      3/22/99
WorkPlan/Implementation





                        Contract Award   Month 1   Month 2   Month 3   Month 4   Month 5   Month 6   Month 7   Month 8   Month 9
                        --------------   -------   -------   -------   -------   -------   -------   -------   -------   -------
PHASE 1                        X           ///      ///        ///

PHASE 2                        X                                                             ///

PHASE 3                        X                                                                        ///

Required interfaces                                                                                     ///      ///       ///




IMAGEWARE SOFTWARE, INC.           Page 25                  Phone 619-673-8600
10883 THORNMINT ROAD                                          FAX 619-673-1770
SAN DIEGO, CA 92127

CONFIDENTIAL          LOS ANGELES COUNTY SHERIFFS DEPARTMENT            3/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

------------------------               ----------------------------         ----------                      -------------------
Customization Definition               Customization Implementation         Deployment                      Maintenance Support
------------------------               ----------------------------         ----------                      -------------------
Phase 1: Tasks                         Phase 2: Tasks                       Phase 3: Tasks                  Phase 4: Tasks
--------------                         --------------                       --------------                  --------------
- Database field definitions           - Implement customized database      - Integration                   - HW & SW Maintenance
- Define field validation rules        - Implement field validation rules   - Installation                  - Enhancements &
- Define code labels                   - Implement customized screens       - Training                          upgrades (Option)
- Define print formats, Audit Trail    - Implement Audit Trail reports      - System Acceptance

- Define Mandatory Fields              - Develop installation plan
                                       - Develop acceptance test document
- Site Surveys                         - Develop training material
-Procure Components                    - Develop user manuals

Phase 1: Milestones                    Phase 2: Milestones                  Phase 3: Milestones             Phase 4: Milestones
-------------------                    -------------------                  -------------------             -------------------
- Specifications Review                - Ready-To-Ship Review               - Site Reviews                  - Maint. Plan Review
- Purchase Order Issued                - Installation Schedule Review       - Final System Acceptance

Phase 1: Deliverables                  Phase 2: Deliverables                Phase 3: Deliverables           Phase 4: Deliverables
---------------------                  ---------------------                ---------------------           --------------------
- Specifications Document              - Acceptance Test Plan               - Site hardware                 - Help Desk Incidence
- Installation Schedule (preliminary)  Installation Schedule                - Site software                     Statistics
- Purchase Order                                                            - Training Material             - Maint. Plan
                                                                            - Use Manual
                                                                            - System Administration Manual


IMAGEWARE SOFTWARE, INC.               26                   (619) 673-8600 voice
15373 INNOVATIVE DRIVE #120                               (619) 619-673-1770 fax
SAN DIEGO, CA 92128

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

REFERENCES
-------------------------------------------------------------------------------

ImageWare Software, Inc. has proven its ability to successfully complete projects of the size and magnitude as the Los Angeles County system. IWS has installed investigative software in more than 650 police departments and digital photo software in more than 100 departments throughout the world. The needs of Los Angeles County are similar to those of many of our customers, but not exact. Each individual agency varies in their requirements and the following customers are just a few examples of how we met those needs.

ARIZONA DEPARTMENT OF PUBLIC SAFETY

Description of Installed System and Its Features:
Central Server is IBM Netfinity server, dual host cluster, with automatic fail-over in case of one system failure. Shared disk array with RAID level 5 implemented, 15 county intake facilities, with both capture and investigative Crime Capture System workstations, 2 additional sites at county court facilities. Features include an interface with the Identix livescan device, taking all demographic data, creating the record and populating the data fields, making the image capture portion the only step required by the operator. All information and images are immediately available for all other investigative workstations on the network. Arizona DPS has also recently issued a purchase order for the addition of Face ID-Trademark- to be added to the central server. Each county can then purchase the client software and conduct facial recognition searches using images or composites produced by Suspect ID-Trademark-. Crime Lab-Trademark-was also included in each investigative workstation.

Fact Sheet
The State of Arizona in an effort to consolidate images and booking information, has contracted with ImageWare Software, Inc. to install a statewide digital mugshot repository called Mug Photo Interface (MPI). IN those locations that are part of the system, the booking process begins at the Identix livescan station where an operator captures the suspect's fingerprints and enters required demographic and biographical information. Once the information is entered into the livescan system, the data automatically transfers to the MPI system via a common linking number. At the MPI capture station, additional mandatory information is recorded, and digital images of the suspect are taken. Upon completion of a record, the information is immediately transmitted via the AZAFIS network to a central repository housed at the Department of Public Safety. At this point, the data is readily available for searching purposes by any agency in the state which has access to the database.

An ImageWare supplied investigative station is used to perform several functions including quick and advanced searches for querying the database, mugbook searches and views for

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

witness identification of a suspect, line-ups, and in the near future, facial recognition which is used to identify unknown suspects and criminals.

Arizona MPI Technical Break Down

Initial Number of Capture Stations:              17
Initial Number of Investigative Stations:        17
Approximate Number of Bookings Per Year:         350,000

Hardware
Central Site: 2 IBM Netfinity Servers running in a clustered environment and sharing a RAID level 5 array of 82 GB for database storage. Each server has 4 Pentium Pro Processors, 1 GB of RAM memory and 13 GB of internal system disk space. The system drives are mirrored. If the active server fails to reset a heartbeat, the failover takes place automatically, and the drive array fails over to the control of the now active server. There is dial-in capability for diagnostic purposes. The operating system is Windows NT Server 4.0 Enterprise Edition with Microsoft Cluster Server.

Capture & Investigative Stations: Each Investigative Station is a IBM 300XL
PC with 64MB RAM and 6.1 GB of hard disk storage. The capture camera is a Pulnix TMC-73M with a Computar zoom lens. The camera and lens are mounted on a Hitachi pan and tilt device. The capture card is an Integral Technology MV-Pro. The camera is mounted on it's side to accommodate the NIST Best Practice Recommendations and proprietary software does a rotation of the Video live feed before it is displayed by the graphics card. Printing and scanning take place on an Epson Stylus 800 printer and an Epson 636 Expressions scanner (SCSI connection). The operating system is Windows NT Workstation 4.0. Each capture and investigative station is connected to the central servers via a wide area network utilizing Ethernet and TCP/IP protocol. Each station runs client software that connects to the central server's database.

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

                          For Immediate Release
                          ---------------------
        Arizona Department of Public Safety Awards Statewide Mug Photo
                Interface Contract to ImageWare Software, Inc.

      IMAGEWARE'S CRIME CAPTURE SYSTEM-TM- TO HELP ARIZONA LAW ENFORCEMENT
                        AGENCIES APPREHEND CRIMINALS.

     San Diego, California - January 15, 1998. After an extensive evaluation process, the State of Arizona announced Wednesday that they had awarded the Arizona Statewide Digital Mug Photo Interface Contract to ImageWare Software, Inc. The contract is expected to exceed one million dollars and is the first contract of its kind to be awarded for a statewide mugshot system. "We are very pleased to provide Arizona law enforcement with a complete solution for their mug photo needs," says Jim Miller, President and CEO of ImageWare Software, Inc. "We feel the Crime Capture System will provide a quantum leap forward for the State."

     Under the terms of the contract, the State of Arizona will utilize ImageWare's Crime Capture System (CCS), a state-of-the-art digital booking, identification and retrieval program. The main CCS database will be housed at the Arizona Department of Public Safety. Seventeen sites will be capable of capturing mugshots, SMT (scars, marks, and tattoos) photos, and descriptive data for each suspect they arrest. Each remote site will also receive an investigative workstation capable of searching and viewing the mugshot database and creating photo line-ups. Once information is entered into the remote database, the central repository is immediately updated allowing all agencies access to the most recent information. Officers and Detectives will no longer have to spend hundreds of hours searching through file cabinets of photographs to identify a suspect or generate a photo line up, instead they will use CCS's central repository and systematically search the digital database of images for similarities between suspects, thus speeding up case processing. The new CCS system will also interface directly with the existing Arizona Automated Fingerprint Identification System (AZAFIS) network.

     The State of Arizona and ImageWare have agreed to an aggressive implementation schedule which will have the system fully operational by June 1998. Once the first phase is complete, there are plans to move forward with the implementation of additional C.R.I.M.E.S-TM- modules including, Suspect ID-Registered Trademark- (a composite program), Crime Lab-Registered Trademark- (an image enhancement and edit program), Vehicle ID-TM- (a vehicle identification program), and what Ben Armstrong, the Lead Business Analyst with the Maricopa County Sheriff's Office considers, "one of the most promising law enforcement tools," Face ID-TM- (a facial recognition program). All of these modules combined will create a fully integrated law enforcement solution for the State of Arizona.

     San Diego-based ImageWare Software, Inc. is a leader and innovator in PC-based digital imaging, with its primary focus on law enforcement software. Through its growing family of C.R.I.M.E.S. software modules, ImageWare is effectively assisting in the resolution of crime worldwide. Currently, the five C.R.I.M.E.S modules are being used by more than 500 law enforcement agencies worldwide. ImageWare Software, Inc. is privately held.
                                    ###

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

                            THE ARIZONA REPUBLIC


              POLICE SING PRAISES OF NEW STATEWIDE MUG SHOT SYSTEM
                   Published on Saturday, September 12, 1998



Byline: By Judi Villa, The Arizona Republic

In seconds, a suspect's booking mug can be seen by law enforcement agencies throughout the state. A few computer keystrokes, and a detective can have more pictures than he'll ever need for a photographic lineup. And if there is no suspect, that same detective can type in a physical description and get a list of potential bad guys in no time.

Welcome to the Mug Photo Interface, a subsystem of the Arizona Automated Fingerprint Identification System. MPI uses electronic imaging to capture mug shot photos and transmit them immediately to a statewide image database operated by the state Department of Public Safety. "It is going to revolutionize (police work) just like fingerprints did," said Clyde Tess, a crime lab supervisor with the Maricopa County Sheriff's Office. "It'll solve cases faster; It'll help in identifying suspects faster. "If a suspect is entered into the database in Phoenix then goes down to Tucson and commits a crime, the victim can identify the suspect the same day. Before an agency would have to send a photo or fax it. Faxes aren't always that good, and the mail takes a day or two. This is instant."

The MPI system went online Thursday in 10 counties. The first booking mug was entered by the Santa Cruz County Sheriff's Office in Nogales. "It's pretty nice," said Ramon Villela, a detention officer in Nogales. "It's going to make our jobs easier and faster and the detectives are going to be able to do lineups faster."

Arizona's program, funded by a grant from the Arizona Criminal Justice Enhancement Fund, will be one of the most progressive in the county, officials say. Although some cities, including San Diego and Boston, have limited imaging databases, only Arkansas has a statewide system, and that one collects information from only six sites. Seven more sites including police departments in Mesa, Tempe, Phoenix, Scottsdale and Glendale, will be added to MPI by next summer. And by the end of this year, five sheriff's departments that already have their own mug photo systems will be linked to the statewide system. A few agencies, like the Chandler Police Department, have purchased their own equipment to boot into the system.

"Here's a great thing," said Mark Hatcher, an identification supervisor for the Mesa Police Department and chairman of the MPI Task Force. The task force, a grass roots effort with members from five police agencies in Arizona has been working for two years to implement

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

the technology. "This opens up communication from Yuma County to Navajo County." Hatcher said, "Geographically, they're at different ends of the state, but they can do a search just like they were here at DPS."

The system standardizes the way mug shots are taken and stored, sets up a "major clearinghouse" for all photos and allows investigators anywhere in the state to search for, retrieve and print out mugs and suspect information from virtually anywhere in the state. It also can be used to create photo lineups and books of mug shots for victims to look through. "Say a suspect does a robbery with a mask, and he's got a tattoo on his arm," Villela said. "Detectives can take that picture of that tattoo and scan it into the system, and it'll give you everybody that has that tattoo." The system also is capable of tracking gang affiliations, weapons and registered sex offenders.

CONFIDENTIAL          LOS ANGELES COUNTY SHERIFFS DEPARTMENT            3/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM


LOS ANGELES COUNTY, CITY OF LAKEWOOD

ImageWare Software has great experience in the area of composite creation and the identification of suspects using those composites. The most recent and important news involves the facial recognition software, Face ID. This software was created using algorithms developed from MIT research, which ImageWare has the exclusive right to offer to the law enforcement industry. The software describes a portion of the face of an individual mathematically, from the eyebrows to the lips. This represents the majority of facial features used to differentiate individuals and discounts such things as hair length and style, eyeglasses, hats, and other adornments.

Face ID is presently installed at the Lakewood substation of the Los Angeles Sheriff's Department, and was recently used to capture a carjacking suspect. The victim gave a very accurate description to the Sheriff's Department, and a composite was created using ImageWare's Suspect ID. This composite was used to then search their mugshot database using Face ID. The returned search results contained a suspect that the victim identified from a lineup. This search took approximately 30 seconds to perform, and caused the identification and apprehension of the suspect, and subsequently the District Attorney's office has filed charges against the suspect. The press release of this incident follows along with a view of the composite and actual photo of the suspect.


                            FOR IMMEDIATE RELEASE
            Los Angeles Sheriff's Department Identifies Suspect
                  With New Nigh-tech Crime Fighting Software

         DETECTIVES UTILIZE FACE ID-TM- FACIAL RECOGNITION SOFTWARE
                 TO ARREST CAR-JACKING AND BATTERY SUSPECT.

San Diego, California - November 3, 1997 - Just three days after installation of their newest crime fighting weapon, detectives with the Los Angeles County Sheriff's Department arrested a car jacking and battery suspect "that would never had been identified without Face ID-TM- facial recognition software", according to Sergeant Bill Conley of the Los Angeles Sheriff's Office. With no leads, frustrated detectives had given up on the case weeks prior and considered it dead until the installation of Face ID. Using a composite of the suspect, detectives employed the facial recognition program to search their digital mugshot database for possible matches. Within seconds the automated search results displayed photos in rank order that were similar to those of the composite. Detectives investigated the matches, created a photo-line-up and two witnesses positively identified Eduardo Ochoa as the suspect. Ochoa was arrested on October 30, 1997 and is being held in lieu of $125,000 bail. Sergeant Conley


IMAGEWARE SOFTWARE, INC.               32                   (619) 673-8600 voice
15373 INNOVATIVE DRIVE #120                                   (619) 673-1770 fax
SAN DIEGO, CA 92128

CONFIDENTIAL          LOS ANGELES COUNTY SHERIFFS DEPARTMENT            3/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM


was amazed and commented, "Face ID is one of the most innovative breakthroughs in law enforcement technology."

Face ID, one of the modules of the C.R.I.M.E.S.-Registered Trademark- suite of integrated law enforcement programs developed by ImageWare Software, Inc., is a state-of-the-art facial recognition and retrieval program. Now, investigators no longer have to spend hundreds of hours trying to identify a suspect. Detectives can take a suspect composite created in ImageWare's Suspect ID-TM- program, and seamlessly export it to Face ID, which in turn will systematically search any digital database of booking images to identify possible suspects. Similarly, a suspect's image caught on a bank or convenience store surveillance video can be run against a digital photo database for possible identification. With Face ID, officers will be able to utilize this facial recognition technology at the time of booking to immediately identify a criminal with multiple identities or outstanding warrants.

San Diego-based ImageWare Software, Inc. is a leader and innovator in PC-based digital imaging, with its primary focus on public sector and law enforcement software. Through its growing family of modules, ImageWare is effectively creating a fully integrated solution to assist in the resolution of crime worldwide. Currently, the C.R.I.M.E.S. suite consists of five modules: Suspect ID (facial composite module), Crime Lab-TM- (an image enhancement and edit program). Vehicle ID-TM- (vehicle identification program), Face ID (facial recognition application) and Crime Capture System (digital booking module) which are being used by more than 500 law enforcement agencies worldwide. ImageWare Software, Inc. is a privately held company.

IMAGEWARE SOFTWARE, INC.               33                   (619) 673-8600 voice
15373 INNOVATIVE DRIVE #120                                   (619) 673-1770 fax
SAN DIEGO, CA 92128

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

             Los Angeles Sheriff's Department Identifies Suspect
                 With New High-tech Crime Fighting Software

San Diego, California - November 3, 1997 - Just three days after installation of ImageWare's Face ID-TM-, the program proved itself to be the most effective high-tech crime fighting software available. Using a composite of a suspect, detectives employed Face ID to conduct an automated comparison search and produced a number of photos which closely resembled the suspect in a carjacking and battery case. Both the victim and witness positively identified the suspect who was ranked highest in the comparison search.

                                   [PHOTO]

The suspect would never had been
identified without FACE ID face
recognition software.

                           -SERGEANT BILL CONLEY-
                        LOS ANGELES COUNTY SHERIFF'S
                                DEPARTMENT

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

NEW YORK CITY POLICE DEPARTMENT

DESCRIPTION OF INSTALLED SYSTEM AND ITS FEATURES:
With over 400,000 bookings each year, the New York City Police Department is the largest law enforcement agency in the world. The contract for booking systems for the entire NYPD network clearly establishes ImageWare as the leading company for mugshots. ImageWare was chosen for the high quality of the system, the adaptability of the software with other technologies and its ability to be scaled to the size of the project. The operating system is UNIX.

The New York City Police Department's booking system, spans 76 precincts in 5 boroughs, including 100 capture stations and redundant central servers. ImageWare has a large customer support staff with 24 hours a day, 7 days a week availability.

XImage worked as a subcontractor to the worldwide systems integrator, SAIC, Science Applications International Corporation of McLean, VA. SAIC is an established provider of computer and information solutions to governmental agencies worldwide.

HENEPIN COUNTY SHERIFF'S OFFICE (MINNEAPOLIS)

DESCRIPTION OF INSTALLED SYSTEM AND ITS FEATURES:
This system is a UNIX installation with a single ImageBank server, but servicing input and searching from 6 other agencies. There is also a Mail Server within the system. There are a total of 18 workstation, 3 of which are capture stations from within the Henepin County Sheriff's Office. The database size is approximately 600,000 records at present. ImageWare has recently received a purchase order from Henepin County to install Face
ID-TM- on the network. This will allow for the facial recognition of subjects, based on a composite or image.

PIERCE COUNTY, WA

DESCRIPTION OF INSTALLED SYSTEM AND ITS FEATURES.
This system is currently a UNIX installation with a single ImageBank server, but will be one of the first XImage installations to convert to the new CCS Windows NT solution. This solution was chosen as a natural upgrade from their existing system. They will enjoy lower maintenance costs, faster throughput, more scaleability and a friendlier interface.

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

Reference Contacts

Reference and Contact                  Tool Used       RDBMS               Environment
-----------------------------------------------------------------------------------------------------
Arizona Department of Public Safety    C++             Sybase SQL          Windows NT 4.0 Server
2310 N. 20th Ave.                                      Anywhere Server     Windows NT 4.0 clients
Phoenix, AZ 85005

CYNTHIA PELLIEN
PROJECT COORDINATOR
602-223-2401

-----------------------------------------------------------------------------------------------------
New York City Police Department        C               Sybase System 11    SUN Solaris Server
One Police Plaza MISD Room 700                                             SCO UNIX Clients
New York, NY 10038

BRIAN GRIFFIN
212-374-5020

---------------------------------------------------------------------------------------------------
Pierce County Sheriff's Office         Switching       Switching to CCS    Soon to be Win NT 4.0
930 S. Tacoma Ave.                     to CCS,
Tacoma, WA 98402                       C++

DAVE COTTON
253-798-7729

---------------------------------------------------------------------------------------------------
Los Angeles County Sheriff's Office -  C++             Sybase SOL          Windows NT 4.0 Server
City of Lakewood                                       Anywhere Server     Windows NT 4.0 clients

SGT. BILL CONLEY
562-866-9061

---------------------------------------------------------------------------------------------------
Falls Township PD                      C++             Sybase SQL          Windows NT 4.0 Server
                                                       Anywhere Server     Windows NT 4.0 clients

WYNNE CLOUD
215-949-9100

---------------------------------------------------------------------------------------------------
Chandler Police Department             C++             Sybase SQL          Windows NT 4.0 Server
                                                       Anywhere Server     Windows NT 4.0 clients

SGT. BRIAN POTTER
602-782-4501

---------------------------------------------------------------------------------------------------

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

OTHER C.R.I.M.E.S. REFERENCES

AZ DPS                                   Cyndy Pellien              602-223-2401
Los Angeles SO                           Sgt. Bill Conley           562-866-9061
Corona PD CA                             Danny Verdugo              909-279-3642
Raynham PD MA                            Lou Pacheco                508-824-2727
Independence PD KS                       Harry Smith                316-332-1700
Little Rock PD AR                        Chuck Ray                  501-371-4660
Long Island Railroad Police              Kevin Farrell              718-558-3346
Navel Investigative Service              Brandon Armstrong          619-556-1386
E. Providence PD RI                      Capt Broadmeadow           401-435-7626
San Diego PD CA                          David Cavanaugh            619-531-2623
San Diego SO CA                          Mark Kelly                 619-258-3100
Monroe SO NY                             Jim Beikirch               716-428-5432
Placentia PD CA                          Matt Reynolds              714-993-8164
Austin PD TX                             Cheryl Bowne               512-480-5145
Visalia PD CA                            Det Sharon Brown           209-738-3235
Wilson County SO TN                      Lt Bob White               615-444-1459
San Bernardino SO CA                     Dep Karen Rice             909-387-8812
Los Angeles PD CA                        Det Tom Barnhart           818-756-8553
Bullhead City PD AZ                      Capt Rodney Head           520-763-9200
Arlington PD TX                          Det Pat Smith              817-459-5710
New York City Police Department          Lt. Brian Griffin          212-374-5020
Clackamas County Sheriff's Office        Joanne LeBreun             503-650-3155
Stanislaus County Sheriff's Office       Gordon Brusso              209-525-7279
Santa Ana Police Department              Lt. George Saadeh          714-245-8410
Henepin County Sheriff's Dept            Sheryl Loose               612-348-9648

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT          03/22/99
PROPOSAL                     PHOTO IMAGING SYSTEM

FINANCIAL STATEMENT

IWS has included financial statements from 1996, 1997 and through November of 1998. When reviewing the attached financials for November 30, 1998 several issues should be noted. On the Consolidating Income Statement included in the 11 months, results are approximately $1 million of one time costs related to the acquisition and integration of XImage operations into ImageWare. When reviewing the 11/30/98 Balance Sheet, the fact is that ImageWare is (as of 3/15/99) less than thirty days away from funding a $10,000,000 equity from a group of institutional investors led by J. P. Morgan. A summarized pro-forma balance sheet is provided below which shows the 11/30/98 balance sheet assuming the equity investment and the planned immediate use of funds for debt and liabilities had already taken place.

Balance Sheet 11/30/98                   Actual               Pro-Forma
                                    ----------------       ---------------
Cash                                     223,627               5,623,627
Other Current Assets                   1,538,815               1,538,815
Fixed Assets                             273,876                 273,876
Other Assets                           3,133,738               3,133,738
                                       ---------              ----------
  Total Assets                         5,170,056              10,570,056

Current Liabilities                    5,305,564               1,555,564
Long Term Liabilities                    674,059                 674,059
                                       ---------              ----------
  Total Liabilities                    5,979,623               2,229,623

Stockholders Equity                     (809,567)              8,340,433
                                       ---------              ----------
  Total Liabilities and S. E.          5,170,056              10,570,056
                                       ---------              ----------

                              IMAGEWARE SOFTWARE, INC.

                                     ---------



                      REPORT ON AUDITED FINANCIAL STATEMENTS
                  For the Years Ended December 31, 1997 and 1996


                                     ---------

[Logo]


                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
 ImageWare Software, Inc.


We have audited the accompanying balance sheets of ImageWare Software, Inc. as of December 31, 1997 and 1996 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ImageWare Software, Inc. at December 31, 1997 and 1996 and the results of its operations and cash flows for the years ended, in conformity with generally accepted accounting principles.


/s/ COOPERS & LYBRAND L.L.P.


San Diego, California
March 13, 1998

                           IMAGEWARE SOFTWARE, INC.

                                BALANCE SHEETS
                          December 31, 1997 and 1996

                                                                       1997            1996
                                                                       ----            ----
                                        ASSETS

Current assets:
  Cash                                                            $  2,309,859     $     43,031
  Accounts receivable - net of allowance for doubtful accounts
    of $3,162 and $52,377 for 1997 and 1996, respectively              107,062          151,191
  Other                                                                361,631           30,137
                                                                  ------------     ------------
      Total current assets                                           2,778,552          224,359

Property and equipment, net                                            246,258          191,972
Intangible assets, net of accumulated amortization of $300,181
  and $213,787 for 1997 and 1996, respectively                         200,469           50,252
                                                                  ------------     ------------
                                                                  $  3,225,279     $    466,583
                                                                  ============     ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                                $    412,670     $    344,600
  Deferred revenue                                                      16,000
  Accrued compensation and other expenses                            1,030,177          901,352
  Accrued interest                                                      36,607           43,260
  Notes payable to stockholders                                        238,150           870,400
                                                                  ------------     ------------
      Total current liabilities                                      1,733,604        2,159,612

Commitments

Stockholders' equity (deficit):
  Series B convertible redeemable preferred stock, $.01 par
    value, 750,000 shares authorized, 389,400 and 341,000 shares issued and outstanding in 1997 and 1996, respectively,
    $973,500 and $852,500 liquidation preference in 1997 and
    1996, respectively                                                   3,894            3,410
  Common stock, $0.01 par value, 50,000,000 shares authorized,
    4,458,240 and 3,230,038 shares issued and outstanding for
    1997 and 1996, respectively                                         44,583           33,301
  Additional paid-in capital                                        14,260,171       10,615,290
  Accumulated deficit                                              (12,816,973)     (12,344,030)
                                                                  ------------     ------------
      Total stockholders' equity (deficit)                           1,491,675       (1,693,029)
                                                                  ------------     ------------
                                                                  $  3,225,279     $    466,583
                                                                  ============     ============

                  The accompanying notes are an integral part
                         of the financial statements.

                              IMAGEWARE SOFTWARE, INC.

                              STATEMENTS OF OPERATIONS
                   For the Years Ended December 31, 1997 and 1996

                                      ---------


                                                       1997            1996
                                                       ----            ----
Revenues:
  Software sales                                    $  461,968      $   499,085
  Royalties and other revenue                        2,434,108           83,486
                                                    ----------      -----------

                                                     2,896,076          582,571

Cost of products sold                                   44,384           10,063
                                                    ----------      -----------

          Gross margin                               2,851,692          572,508
                                                    ----------      -----------

Operating, general and administrative expenses       1,637,049        1,121,546
Sales and marketing expenses                           918,557          412,394
Research and development expenses                      482,834          510,078
Interest expense, net                                   90,091           93,789
                                                    ----------      -----------

          Total operating expenses                   3,128,531        2,137,807
                                                    ----------      -----------

          Loss before income taxes                    (276,839)      (1,565,299)
                                                    ----------      -----------

Provision for income taxes                             196,104               -
                                                    ----------      -----------

          Net loss                                  $ (472,943)     $(1,565,299)
                                                    ----------      -----------
                                                    ----------      -----------








                  The accompanying notes are an integral part
                        of the financial statements.

                            ImageWare Software, Inc.
                          Consolidating Balance Sheet
                                   30 Nov-98

                                     IMAGEWARE          XIMAGE
                                      SOFTWARE        CORPORATION        ELIMINATIONS        CONSOLIDATED
                                      --------        -----------        ------------        ------------
ASSETS

CURRENT ASSETS:
  Cash                                 212,611             11,016                                 223,627
  Accounts receivable, net             794,805            332,639                               1,127,445
  Other receivables, net                69,429              1,000                                  70,429
  Inventory, net of reserve             88,989            107,782                                 196,771
  Prepaid expenses                     139,664              4,507                                 144,171
                                   -----------         ----------         ----------          -----------
    Total Current Assets             1,305,499            456,944                               1,762,442
                                   -----------         ----------         ----------          -----------

FIXED ASSETS, AT COST:                 807,076            350,584                               1,157,660
  Accumulated depreciation            (569,808)          (313,977)                               (883,785)
                                   -----------         ----------         ----------          -----------
    Fixed Assets, net                  237,268             36,607                                 273,876
                                   -----------         ----------         ----------          -----------

OTHER ASSETS
  Patents, net of amortization         109,404                                                    109,404
  Goodwill                                                                 2,976,590            2,976,590
  Investment in subsidiary           2,457,531                             2,457,531
  Interco receivable (payable)         447,221           (438,912)                                  8,309
  Deposits and other                    30,435              9,000                                  39,435
                                   -----------         ----------         ----------          -----------
    Total Other Assets, net          3,044,591           (429,912)           519,059            3,133,738
                                   -----------         ----------         ----------          -----------

                                   -----------         ----------         ----------          -----------
      TOTAL ASSETS                   4,587,358             63,639            519,059            5,170,056
                                   ===========         ==========         ==========          ===========

LIABILITIES AND
STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES:
  Accounts Payable, trade              701,502            155,515                                 857,017
  Accrued liabilities                  999,710            641,299                               1,641,009
  Deferred revenues                    297,700            301,336                                 599,036
  Short term borrowings              2,005,000            203,500                               2,208,500
                                   -----------         ----------         ----------          -----------
                                     4,003,912          1,301,651                               5,305,563
                                   -----------         ----------         ----------          -----------

LONG-TERM DEBT
  Notes payable, stkhldrs              238,149                                                    238,149
  Notes payable, NBD                   375,106                                                    375,106
  Other long-term liabilities           34,506             26,298                                  60,804
                                   -----------         ----------         ----------          -----------
                                       647,761             26,298                                 674,059
                                   -----------         ----------         ----------          -----------

STOCKHOLDERS' EQUITY
  Stock, Paid-in capital            14,655,648          1,414,249         (1,414,249)          14,655,648
  Accumulated deficit              (12,816,973)        (2,755,189)         2,755,189          (12,816,973)
  Current year net (loss)           (1,902,990)            76,630           (821,881)          (2,648,241)
                                   -----------         ----------         ----------          -----------
    Total Stockholders' Equity         (64,315)        (1,264,310)           519,059             (809,567)

Total Liabilities and              -----------         ----------         ----------          -----------
Stockholders' Equity                 4,587,358             63,639            519,059            5,170,056
                                   ===========         ==========         ==========          ===========

                           IMAGEWARE SOFTWARE, INC.
                        Consolidating Income Statement
                 For the Eleven Months Ended November 30, 1998

                                          IMAGEWARE      XIMAGE
                                           SOFTWARE    CORPORATION     ELIMINATIONS     CONSOLIDATED
                                         -----------------------------------------------------------
                                                         Note 1
Revenues                                  2,205,495     2,078,158                        4,283,653

Cost of sales                               389,935     1,260,395                        1,650,330

                                         -----------------------------------------------------------
Gross profit                              1,815,560       817,763                        2,633,323
                                         -----------------------------------------------------------

Salaries (incl fringes)                   1,665,901       453,545                        2,119,445
Sales commissions                            72,511           --                            72,511
Contract services                           412,125        41,179                          453,304
Consulting & prof services                  216,194        16,715                          232,909
Legal                                       113,828           855                          114,683
Adverting, promo & printing                  28,765           249                           29,013
Trade shows                                  14,007           --                            14,007
Dues & subscriptions                          3,836         1,750                            5,586
Rent and utilities                          223,099        86,048                          309,147
Communications                              102,644        49,662                          152,306
Office expenses                             124,478        30,304                          154,782
Insurance                                    28,061         5,326                           33,388
Travel                                      293,218        15,415                          308,633
Depreciation & amortization                 163,384        19,486        821,881         1,004,751
                                         -----------------------------------------------------------
                                          3,462,051       720,535        821,881         5,004,467
                                         -----------------------------------------------------------

Interest (income) expense                   221,417        18,328                          239,745
Other (income) expense                       35,082         2,271                           37,353

                                         -----------------------------------------------------------
Net income                               (1,902,990)       76,630       (821,881)       (2,645,241)
                                         -----------------------------------------------------------
                                         -----------------------------------------------------------

Note 1 Ximage Corporation results are for the period January 23, 1998 thru February 25, 1998, January 23, 1998 is the effective date of the merger

CONFIDENTIAL         LOS ANGELES COUNTY SHERIFF'S DEPARTMENT           03/22-99
PROPOSAL                      PHOTO IMAGING SYSTEM

EXHIBIT A - COST PROPOSAL
-------------------------------------------------------------------------------



















































ImageWare Software Inc.                45                  (619) 673-8600 voice
15373 Innovation Drive, #120                                 (619) 675-1700 Fax
San Diego, CA  92128

CONFIDENTIAL            LOS ANGELES COUNTY SHERIFFS DEPARTMENT        03/22/99
PROPOSAL                         PHOTO IMAGING SYSTEM

EXHIBIT B  - Maintenance & Warranties
-------------------------------------------------------------------------------


Product and Customer Support
IWS will provide LOS ANGELES COUNTY SHERIFF'S DEPARTMENT with diagnostic software and manuals necessary to operate and maintain the system, including schematics diagnostic and maintenance manuals as provided by the manufacture. During the Warranty period IWS will support the System without any cost to the County. Also during the period IWS agrees to offer Customer Support for an additional fee specified in Exhibit A, or at a cost per incident according to the time and Materials Schedule. For the purpose of this Agreement Customer Support is defined as all information calls related to operation of the System and calls based upon user error. After the warranty period, IWS agrees to offer maintenance, customer and product support for the System for at least five years after installation subject to LOS ANGELES COUNTY SHERIFF'S DEPARTMENT entering into an IWS Maintenance Agreement during the five years. IWS will provide a copy of its current Maintenance Agreement to LOS ANGELES COUNTY SHERIFF'S DEPARTMENT and requires LOS ANGELES COUNTY SHERIFF'S DEPARTMENT to pay an additional fee. IWS reserves the right to modify the terms and fees of its standard Maintenance Agreement at any time.

Hardware Warranties
All hardware that IWS supplies carries a full 1 Year warranty. IWS supports only the hardware that it installs. Support for other systems not purchased through Image Ware can be negotiated.

Hardware Maintenance
Maintenance for the system hardware will be 7 days per week, 24 hours per day with all agencies in LOS ANGELES COUNTY SHERIFF'S OFFICE having just one toll free number to call for service. Initial calls will be received by the IWS Help Desk. If no one is available, a call back will be made within 1 hour. Within a agreed upon period of time a hardware technician will be on-site to troubleshoot and correct the problem.

If any installation within any agency will require access to restricted area by IWS employees, it is expected that information will be given to Image Ware during contract negotiations. ImagWare will make any and all information available to the LOS ANGELES COUNTY SHERIFF'S OFFICE for each employee who must have access to the restricted area.


ImageWare Software Inc.
15373 Innovation Drive. #120                                (616)673-8600 voice
San Diego, CA 92178                                           (619)673-1770 Fax

CONFIDENTIAL         LOS ANGELES COUNTY SHERIFF'S DEPARTMENT           03/22/99
PROPOSAL                      PHOTO IMAGING SYSTEM

The equipment and hardware supplied as part of this proposal will be fully guaranteed for a minimum period of 12 months. All prices quoted as part of this proposal are guaranteed for a period of 12 months.

The central server comes complete with dial-in modem, and the IBM Netfinity Manager software and clients installed on each supplied workstation. This will enable the customer service rep to access, and actually "take over" workstations when necessary to diagnose and repair any problems.

Software support first level is via toll free number to phone support. This customer service rep has the ability to escalate the problem up to level 2 support, which is an R&D engineer. If that person requires an on-site rep, one will be dispatched. We also include IBM hardware support with each IBM system. Sometimes, the ImageWare programmer just needs a set of hands and eyes on-site, and an IBM technician will be dispatched. Dial in access is available to both levels 1 and 2, and using Netfinity Manager, many problems can be diagnosed and resolved by "taking over" the workstation that is having problems, seeing the error happen, and resolving the situation immediately via remote connection.



SOFTWARE WARRANTIES
All software has a one year warranty starting on the day of system acceptance


SOURCE CODE
The latest versions of all CRIMES modules, including CCS will be put into an escrow account. The specifics of this escrow agreement will be outlined at contract signing.


SOFTWARE ON-GOING MAINTENANCE AND SUPPORT
Maintenance for the system software will be 7 days per week, 24 hours per day, with all agencies in LOS ANGELES COUNTY SHERIFF'S OFFICE having just one toll-free number to call for service. ImageWare will meet the response times as outlined by the County. Initial calls will be received by the IWS Help Desk. If no one is available, a call back will be made within 1 hour. On-site response times will be negotiated at contract signing. In previous contracts, response times as fast as 4 hours have been accepted. Within this 4 hour period, a hardware technician is on-site to trouble-shoot and correct the problem.

If any installation within any agency will require access to restricted areas by IWS employees it is expected that information will be given to ImageWare during contract negotiations. ImageWare will make any and all information available to the LOS ANGELES COUNTY SHERIFF'S OFFICE for each employee who must have access to the restricted areas.


ImageWare Software Inc.                50                  (619) 673-8600 voice
15373 Innovation Drive, #120                                 (619) 675-1700 Fax
San Diego, CA  92128

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT         03/22/99
PROPOSAL                      PHOTO IMAGING SYSTEM


The equipment and software supplied as part of this proposal will be fully guaranteed for a minimum period of 12 months. All prices quoted as part of this proposal are guaranteed for a period of 12 months.

The central server comes complete with dial-in modem, and the IBM Netfinity Manager software and clients installed on each supplied workstation. This will enable the customer service rep to access, and actually "take over" workstations when necessary to diagnose and repair any problems.


Software support first level is via toll free number to phone support. This customer service rep has the ability to escalate the problem up to level 2 support, which is an R&D engineer. If that person requires an on-site rep, one will be dispatched. We also include IBM hardware support with each IBM system. Sometimes, the ImageWare programmer just needs a set of hands and eyes on-site, and an IBM technician will be dispatched. Dial-in access is available to both levels 1 and 2, and using Netfinity Manager, many problems can be diagnosed and resolved by taking over the workstation that is having problems, seeing the errors happen, and resolving the situation immediately via remote connection.

ImageWare Software Inc.
15375 Innovation Drive, #120                             (619)673-8600 voice
San Diego, CA 92128                                       (619)673-1770 Fax

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT         03/22/99
PROPOSAL                      PHOTO IMAGING SYSTEM


EXHIBIT C - TRAINING


Training is purchased in increments. One increment is defined as one day of on-site training with a maximum class size of 15. On-site training outlines may vary. Example: Training system administrators on server functions will be different than being trained on investigative software. A defined number of training increments for this proposal can be found in the Cost Proposal (Exhibit A). Follow-up training is available, either on-site or at the IWS facilities.

Training time is kept to a minimum with the Crime Capture System, as it is so easy to use.

Training will be accomplished at each agency location, using their system equipment. All handout materials and reference materials will be furnished. After the training session, users have lab time for hands-on familiarization.
 It is recommended that at least one training session be video taped and duplicated for each agency for on-going training purposes.

The length of each class is outlined below.


CRIME CAPTURE SYSTEM TRAINING OUTLINE

OBJECTIVE: By the end of the training session, students will know how to book
---------
a suspect, search a database, use the mug book function and create photo line-ups.

CLASS SIZE: Maximum 15 students.
----------

TRAINING OUTLINE:
----------------

I.   Starting the program                                   5 minutes

II.  New Bookings                                          90 minutes
        a. Adding a New Booking
        b. Searching for Matches
               1. Linking Records
               2. Unlinking Records
        c. Viewing Records
        d. Viewing Multiple Bookings
        e. Editing and Deleting Records
        f. Printing Individual Records

III. Searching                                             45 minutes
        a. Quick Search




ImageWare Software Inc.
15375 Innovation Drive, #120                             (619)673-8600 voice
San Diego, CA 92128                                       (619)673-1770 Fax

CONFIDENTIAL        LOS ANGELES COUNTY SHERIFF'S DEPARTMENT         03/22/99
PROPOSAL                      PHOTO IMAGING SYSTEM

        b. Advanced Search
        c. Saving a Search
        d. Running and Existing Search
        e. Deleting and Existing Search
        f. Printing Search Results

IV.  Mug Book                                              30 minutes
        a. Searching for Mugshot
        b. Saving a Mug Book
        c. Viewing an Existing Mug Book
        d. Deleting a Mug Book

V.   Photo Line-up                                         40 minutes
        a. Creating a Photo Line-up
        b. Saving a Photo Line-up
        c. Viewing an Existing Photo Line-up
        d. Deleting an Existing Photo Line-up
        e. Printing a Photo Line-up










ImageWare Software Inc.
15375 Innovation Drive, #120                             (619)673-8600 voice
San Diego, CA 92128                                       (619)673-1770 Fax

PART II

Answers to questions about original proposal, posed by Sgt. Paul Alexander in an e-mail dated 3/19/99.

Q. In your bid you made clear that facial recognition was not included. Would you please give us the cost of Face ID as a single unit and the cost in groups (like 10, 50, 100 licenses) etc.

R. THE ORIGINAL PROPOSAL INCLUDED FACIAL RECOGNITION INCLUDED FACIAL RECOGNITION SERVER SOFTWARE AS WELL AS THE ENROLLMENT OF ALL IMAGES INTO FACIAL RECOGNITION AT NO ADDITIONAL COST. IMAGEWARE IS NOW OFFERING AN ADDITIONAL 4 COPIES OF FACE ID CLIENT SOFTWARE AT NO COST. THE TOTAL VALUE OF THIS SOFTWARE AND SERVICES IS MORE THAN $127,000, AND IS BEING OFFERED TO DBI AND THE COUNTRY IN THIS PROPOSAL AT NO ADDITIONAL CHARGE.

       ADDITIONAL FACE ID CLIENT COSTS:

            1-10 COPIES      $15,000 EACH
            10-50 COPIES     $12,500 EACH
            50-100 COPIES    $9,000 EACH
            OVER 100         $6,000 EACH

Q. There is what appears to be an addition error in your Phase I Software which reads $118,000 ($138,000 by our calculation)

R. THERE IS AN ERROR IN THE ORIGINAL COST PROPOSAL. THE CHANGE HAS BEEN MADE AND REFLECTED IN THE NEW COST PROPOSAL (PART V)

Q. Your bid says that we are getting some Suspect ID composite software. The description of same says that the composite can be searched against the photo database. Is that presuming that you have the facial recognition software?

R. YES, IT IS PRESUMING THAT THE COUNTY HAS FACE ID CLIENT SOFTWARE. IWS IS NOW INCLUDING 4 COPIES OF FACE ID CLIENT SOFTWARE TO THE COUNTY. AS MENTIONED IN THE ORIGINAL PROPOSAL, THE CITY OF LAKEWOOD ALREADY HAS FACE ID CLIENT SOFTWARE AND COULD ALSO HAVE THIS CAPABILITY.

Q. In your bid, you talk about Cal-Photo ID and Cal-Gang and say that you are not proposing to install or maintain the local web servers for these applications but will discuss it later. But the CAL-Photo ID server is an integral portion of this project and we are relying on the successful vendor to tell us what server we should get from DOJ (DOJ has offered to furnish it) and to be prepared to maintain it. We need to know the approximate costs of feeding and caring for this server.

R. IMAGEWARE WILL DISCUSS WITH THE STATE, THE TYPE AND SIZE OF THE SERVER NEEDED TO ACCOMPLISH THE REQUIREMENTS FOR CAL-PHOTO ID. WHEN THE TIME
   COMES, WE WOULD BE PLEASED TO PROVIDE A QUOTE FOR THAT SERVER AND THE MAINTENANCE THEREOF. THE COST FOR FEEDING THE SERVER IS OUTLINED IN THE COST PROPOSAL. IMAGEWARE WILL WORK WITH THE STATE TO ISOLATE A MEANS FOR MAINTAINING THE CAL-PHOTO ID SOFTWARE.

Q. In your phase 2 breakdown, you specify $23,500 for Sybase to Oracle and in phase 1 you specify $46,500 to convert the existing database. Could you more fully explain how these functions are distinct from one another.

   R. PHASE 1 SERVICES INCLUDE CONVERSION OF THE EXISTING DATABASE, DE-DUPLICATION OF THE DATABASE AND PROJECT MANAGEMENT TOTALING $46,500. CONVERSION MEANS THE CONVERSION OF IMAGES AND DATA FROM THE DBI FORMAT TO CCS FORMAT. DE-DUPLICATION IS THE PROCESS AND TIME IT WILL TAKE TO RID THE NEW DATABASE OF DUPLICATE IMAGES AND TEST IMAGES.

      PHASE 2 SERVICES INCLUDE THE CONVERSION OF DATA FROM SYBASE TO ORACLE AND PROJECT MANAGEMENT TOTALING $23,500. THIS CONVERSION IS THE TIME AND EFFORT IT WILL TAKE TO CONVERT THE SYSTEM FORM SYBASE TO ORACLE. IT HAS NOTHING TO DO WITH THE CONVERSION OF IMAGES OR RECORDS. IT IS A PLATFORM CONVERSION. IN NO WAY IS THIS COST ASSOCIATED WITH THE DEVELOPMENT OF ORACLE, IT IS SIMPLY THE COST TO CONVERT ONE SYSTEM PLATFORM TO ANOTHER. PLEASE NOTE THAT THE COST FOR THIS HAS BEEN LOWERED FROM $23,500 TO $19,000 IN THE NEW COST PROPOSAL.

PART III

Point by point answers to statement of work questions written by Sgt. Paul Alexander and received by IWS on 3/19/99. Any questions that have been previously answered will be responded to with the corresponding page # of the original proposal.

Image Server(s)

1.1       To be brought into consistency with the LASD Sheriff's Data
          Network (SDN)

          IN ACCORDANCE WITH THE REQUIREMENTS SET FORTH BY THE LASD, IWS IS CONVERTING CCS FROM SYBASE TO ORACLE. IWS HAS BEEN IN DISCUSSIONS WITH LASD FOR MORE THAN TWO YEARS IN PREPARATION FOR THIS PROJECT. THE PURPOSE OF THIS PROPOSAL IS TO OUTLINE A CLEAR UNDERSTANDING OF HOW IWS INTENDS TO SUPPORT THE NEEDS OF LASD WELL INTO THE NEXT CENTURY. THE CAPABILITIES OUTLINED IN THE PROPOSAL WILL ASSIST IN MAKING LASD THE PREMIER LAW ENFORCEMENT AGENCY IN THE US.

1.1.1     Y2K Compliant (Must)

          THIS REQUIREMENT WILL BE MET.

1.1.1     Meets all State/Federal ANSI/NIST standards (Must)

          THIS REQUIREMENT WILL BE MET.

1.1.1     TCP/IP Protocol (must)

          THIS REQUIREMENT WILL BE MET.

1.1.1     WindowsNT / Unix (must)

          THIS REQUIREMENT WILL BE MET.

1.1.1     Oracle 8X (Must)

          THIS REQUIREMENT WILL BE MET, AS DESCRIBED ON PAGE 21 OF THE ORIGINAL PROPOSAL.

1.1.1 Conversion from the current RAID which is operating under UNIX and using Oracle 7 DBMS. This conversion will require a re-parsing of data fields from the current file structure (known to DBI) to be incorporated into a new database structure which will allow for queries and retrieval based on multiple fields both indexed and non-indexed. The present database has duplicates, some erroneous entries, and test photos that must be filtered out. (Must)

          THIS REQUIREMENT WILL BE MET.

1.1 The current RAID must be analyzed for adequacy in regards to its capacity to support the ambitions of the enhanced EDMS and a replacement system(s) suggested if a "better fit" would appear appropriate.

         IWS proposes to install a new server as outlined in the new Cost Proposal and on pages 16-19 of the original proposal.

1.1.1. Vendors, in their system assessment, should contemplate the following workload:

1.1.1.1.       LASD contemplates 20,000 bookings per month.

               THIS REQUIREMENT WILL BE MET.

1.1.1.1.1.     Each booking will have a complete demographic record.

               THIS REQUIREMENT WILL BE MET.

1.1.1.1.1. Each booking will usually have two (2) mug-shot JPG (40K images) but may have as many as six (6) images if glasses / Scars / Marks / Tatoos are present.

               UNDERSTOOD.

1.1.1.1.       The system will be the mug shot photo source for:
1.1.1.1.1. The Consolidated Criminal History and Records System (CHRSS) thumbnail and photo upon demand.

               THIS REQUIREMENT WILL BE MET. (PAGE 22)

1.1.1.1.1. The L.A. Regional Criminal Information System (LARCIS) thumbnail and photo upon demand.

               THIS REQUIREMENT WILL BE MET. (PAGE 22)

1.1.1.1.1.     The feeder system for another web-server for CAL PHOTO ID*

               THIS REQUIREMENT WILL BE MET. (PAGE 23)

               * The CAL PHOTO ID is a project of California DOJ utilizing web enabled servers outside of participating agencies' security to share photos throughout the California Law Enforcement Community. To participate, LASD will be provided a server by DOJ. DBI's selected sub-contractor will be called upon to specify/describe what server should be used for the L.A. Node of Cal Photo and to make the LASD Mugshots and demographics available to the Cal Photo Server. The vendor will be expected to provide ongoing hardware and software support for the CAL Photo server.

               THIS REQUIREMENT WILL BE MET. IWS WILL DISCUSS WITH THE STATE THE SPECIFICATIONS FOR

             THE WEB SERVER AND PROVIDE MAINTENANCE FOR THAT SERVER.

1.1.1.1.1    The Cal Gang Node maintained by LASD.
             THIS REQUIREMENT WILL BE MET. (PAGE 23)

1.1.1.1.1    SDN users via enclosed intranet.

             IWS WILL PROVIDE A SITE LICENSE FOR BOTH LA COUNTY AND ORANGE COUNTY. STANDARD WEB BROWSERS MAY BE UTILIZED.

1.1.1.1.1.1 The approximate concurrent active logon sessions is anticipated to @200.

             UNDERSTOOD

1.1.1 LASD will require that DBI's selected sub-vendor must provide on-going software and hardware maintenance for the EDMS system that will be created beyond the present Store and forward. It is therefore required that they (the vendor) shall specify the hardware devices that best fit their comfort as to adequacy, reliability, and compatibility with their EDMS solution.

       IWS WILL PROVIDE MAINTENANCE FOR EVERYTHING PROVIDED WITHIN THE QUOTE. THE HARDWARE THAT IMAGEWARE IS SUGGESTING IS IBM HARDWARE SIMILAR TO THAT OF ARIZONA DPS. ARIZONA DPS IS EXTREMELY PLEASED WITH THE PERFORMANCE OF THEIR SERVER. (PAGE 18, 27, 36)

1.1.1 Sub-vendors shall include with their proposal the cost of the hardware device(s) that they are prepared to utilize and support.

       SEE THE UPDATED COST PROPOSAL (PART V)

1.1.1 LASD desires to retain the right to purchase the devices specified by the vendor directly rather then relying on DBI or the sub-vendor to acquire and provide the hardware. If this is unacceptable, it must be stated.

       THE HARDWARE THAT IWS IS PROPOSING HAS BEEN THOROUGHLY TESTED FOR QUALITY AND PERFORMANCE. IT IS OUR RECOMMENDED SOLUTION. ANY OTHER SOLUTION MAY HAVE ADVERSE EFFECTS ON SYSTEM PERFORMANCE. IF THE COUNTY CHOOSES TO PURCHASE THE HARDWARE FROM ANOTHER VENDOR THEN MANY ISSUES COME INTO PLAY. (MAINTENANCE, RELIABILITY, ETC.) IWS IS AGREEABLE TO DISCUSSING THIS POSSIBILITY, HOWEVER WE DO NOT RECOMMEND IT.

1.1.1 Response times: System abilities should contemplate multiple basic searches and retrievals from remote sites.

       THE SERVER WE ARE RECOMMENDING IS VERY ROBUST. THE FOUR 400 MHZ XEON PROCESSORS, AND 1 GB OF RAM ARE MORE THAN ENOUGH TO HANDLE THE LOADS THAT ARE EXPECTED ON THE SYSTEM. (PAGE 18)

1.1.1 Response times: System may require audit trail housekeeping transactions.

       THIS IS EXPECTED AND ACCOUNTED FOR IN OUR PROPOSED SOLUTION.

1.1    Mug-shot Search/Display/Output

1.1.1  System shall have easy access and retrieval capabilities.

       THIS REQUIREMENT WILL BE MET.

1.1.1  Provides searches on pre-established indexed fields.

       THIS REQUIREMENT WILL BE MET.

1.1.1  Provides searches on all data fields

       THIS REQUIREMENT WILL BE MET.

1.1.1  Accommodate Boolean expression searches on data fields: Indexed

       THIS REQUIREMENT WILL BE MET.

1.1.1  Accommodate Boolean expression searches on data fields: Non-indexed

       THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to perform all search and retrieval functions from remote workstations

       THIS REQUIREMENT WILL BE MET.

1.1.1.1.1 If client software is required, site costs must be specified in any proposals.

             CLIENT COSTS ARE OUTLINED IN THE COST PROPOSAL (PART V)

1.1.1.1.1 If no client software is required or license fees are contemplated, these facts need to be specified in any proposal.

             A SITE LICENSE FOR BOTH LA COUNTY AND ORANGE COUNTY IS PROVIDED. THE COSTS ARE OUTLINED IN THE COST PROPOSAL (PART V)

1.1.1  Provide mug-shot searches; Based on pre-established search statements

       THIS REQUIREMENT WILL BE MET.

1.1.1  Provide mugshot searches; Based on ad-hoc search statements

       THIS REQUIREMENT WILL BE MET.

1.1.1     Provide mug-shot searches: Based on ad-hoc search statements

          THIS REQUIREMENT WILL BE MET.

1.1.1     Retrieve all mug-shots for an individual

          THIS REQUIREMENT WILL BE MET.

1.1.1     Provide the ability to save the search results on the client machine.

          THIS REQUIREMENT WILL BE MET.

1.1.1 On the server, the ability to create and modify a "group" table (i.e. Florencia Gang, Meghan's Law, etc.)

          THIS REQUIREMENT WILL BE MET.

1.1.1 Provide the ability to save the search results as a member(s) of a grouping on the photo server.

          THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to retrieve, as a group, photos enrolled or tagged as a group member.

          THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to export the result of a search of photos and demographics to NIST format.

          THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to export the results of a search of photos AND LIMITED DEMOGRAPHICS (SOME IDENTIFIER) to non-nist format.

          THIS REQUIREMENT WILL BE MET.

1.1.1 Retrieval of any image when a correct unique identifier is entered in any of the selected fields to be located and displayed within acceptable response times

          THIS REQUIREMENT WILL BE MET.

1.1.1 Provide for photo lineups of suspects by retrieving images and data files using descriptors that closely fit the suspect's description.

          THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to import a JPEG photo from a source other then the LASD EDMS database and mix it into a photo lineup.

          THIS REQUIREMENT WILL BE MET.

1.1.1     Ability to rearrange lineup photos

          THIS REQUIREMENT WILL BE MET.

1.1.1     Ability to print mugshot photo and identifiers.

          THIS REQUIREMENT WILL BE MET.

1.1.1     Ability to use standard WindowNt print resources / drivers.

          THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to print any display presented to a user on a workstation. The display printouts shall include all header information, and shall be readable and usable.

          THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to print to conventional output devices: Black and white laser printer

          THIS REQUIREMENT WILL BE MET.

1.1.1     Ability to print to conventional output devices: Color inkjet

          THIS REQUIREMENT WILL BE MET.

1.1.1     Ability to print to conventional output devices: Color laser

          THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to print to conventional output devices: Dye sublimation printer

          THIS REQUIREMENT WILL BE MET.

1.1.1 Produce an output report after a mug-shot search that: Identifies total number of mug-shots found in search

          THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to browse through mug-shots that represent possible "hits" from a mug-shot search

          THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to browse through mug-shots thumbnails for "quality control" consistency and to quickly determine the site and employee that submitted the photo.

         THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to print a collection of thumbnails as a document containing thumbnails

         THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to print a collection of thumbnails as a document containing thumbnails with identifiers referencing each photo

         THIS REQUIREMENT WILL BE MET.

1.1.1    Provide simultaneous viewing of image and associated records

         THIS REQUIREMENT WILL BE MET.

1.1.1 Ability to support soundex coding or similar phonetic type algorithm name searches

         THIS REQUIREMENT WILL BE MET.

1        SECURITY

1.1 A combination of an assigned log-on and a password shall be required to sign on, and shall be validated by the system before access is granted.

         THIS REQUIREMENT WILL BE MET.

1.1 Each mugshot/record accessed will include the user ID, site, date, time, reason reference, order of access, and printing event a system audit trail.

         THIS REQUIREMENT WILL BE MET.

1.1 All printouts of mugshots or any other image produced by the system will include the user ID, site, date, time, reason reference, in a system audit trail.

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to access must be limitable based on user's profile or role

         THIS REQUIREMENT WILL BE MET.

1.1 Ability to provide an audit trail that is easily accessed by administrator-users.

         THIS REQUIREMENT WILL BE MET.

1.1 Ability to segregate or partition special classes, such as juveniles, etc., and require separate or additional access privileges.

         THIS REQUIREMENT WILL BE MET.

1.1      Firewall or other protection scheme between SDN and Cal Photo ID Web
         Server.

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to monitor system usage historically by users

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to monitor system usage by site on SDN

         THIS REQUIREMENT WILL BE MET.

1.1 Sub-contract vendor must be responsive to court appearances regarding system integrity and safeguards, etc. at reasonable witness rates.

         THIS REQUIREMENT WILL BE MET.

1        OTHER FUNCTIONS

1.1 On-line, context-sensitive help screens accessible at any time during program operation

         THIS REQUIREMENT WILL BE MET.

1.1 Display error messages when improper key is hit or incorrect data is entered

         THIS REQUIREMENT WILL BE MET.

1.1 Provide ability to establish validation tables to govern all data fields

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to purge records/images from the system: individually

         THIS REQUIREMENT WILL BE MET.

1.1 Ability to purge records/images from the system: collectively - in a batch dump

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to block access to an individual photo

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to locate and block access of all photos of an individual

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to flag mugshot to prevent release of the image

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to flag mugshot to prevent retrieval of image

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to determine if mugshot has been altered (checksum?)

         THIS REQUIREMENT WILL BE MET.

1.1 Ability to collect, save, and export to CD or e-mail mugshots limited to specific originating sites.

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to adopt Scar, marks, and tattoo schemes

         THIS REQUIREMENT WILL BE MET.

1.1 Photo recognition and retrieval of "matches" by photo recognition algorithym

         THIS REQUIREMENT WILL BE MET.

1.1 If no photo recognition offered, database design must contemplate field space for enrollment schemes.

         Facial Recognition is being offered.

1.1      Ability to create composites based on witness descriptions.

         THIS REQUIREMENT WILL BE MET.

1.1      Ability to search for matches database based on composite

         THIS REQUIREMENT WILL BE MET.

1.1.1    Using photo recognition software?

         THIS REQUIREMENT WILL BE MET.

1.1.1    Using some other search criteria for composite search?

         THIS REQUIREMENT WILL BE MET.

1        HARDWARE / SOFTWARE MAINTENANCE MUST BE PROVIDED BY SUB-CONTRACT
         VENDOR.

1.1 Must be provided for the EDMS beyond the present Store and Forward which includes the EDMS photo server for the SDN and the Cal Photo ID server.

         SEE EXHIBIT B OF ORIGINAL PROPOSAL.

1.1      Annual Maintenance fees must be included in proposals.

         SEE NEW COST PROPOSAL. PART V

1.1      24 hour / 7 days / 4 hour on site response (must)

         THIS REQUIREMENT WILL BE MET.

1.1      Alarm on pager trouble alert

         THIS REQUIREMENT WILL BE MET.

1.1 Backup capabilities (with responsibilities specified as to whether done by LASD personnel or by vendor).

         THIS REQUIREMENT WILL BE MET.

1.1      Archiving capability based on ad-hoc collection criteria.

         THIS REQUIREMENT WILL BE MET.

1.1.1 Some remnant identifier in database to point to archives for archived record.

         ARCHIVED RECORDS WILL BE PLACED IN ANOTHER DIRECTORY. TO SEARCH THIS DIRECTOR, SIMPLY IDENTIFY THE ARCHIVED DIRECTORY UPON ENTERING CCS.

1.1      Source code availability.

         SOURCE CODE WILL BE PLACED IN AN ESCROW ACCOUNT.

1.1.1    Source code availability upon dissolution of company or other mishap

         SOURCE CODE WILL BE PLACED IN AN ESCROW ACCOUNT.

1.1 Software integrity: If any function or incorporated portion of the sub-vendor's software is dependent upon continued or renewing licensing agreements with parties outside of LASD and DBI, that relationship must be disclosed.

         UNDERSTOOD.

1        PROJECT PLAN

1.1      Project management (must) (who, what, when, where)

         SEE PAGE 24 OF ORIGINAL PROPOSAL.

1.1      Completion date (whole project) from time of contract.

         SEE PAGE 25 OF ORIGINAL PROPOSAL.

1.1      REQUIRED ADDITIONAL SOFTWARE:

1.1.1    Who purchases ? (must)

         ALL SOFTWARE NEEDED IS INCLUDED IN THIS PROPOSAL WITH THE EXCEPTION OF INTERNET BROWSER SOFTWARE AND CLIENT OPERATING SYSTEM SOFTWARE.

1.1.1 Approximation of what additional software may be needed (must be stated)

         LASD MUST PROVIDE INTERNET BROWSER SOFTWARE, CLIENT OPERATING SYSTEM AND ORACLE LICENSES UNLESS OTHERWISE SPECIFIED BY THE COUNTY.

1.1.1.1  "Off the shelf product"?

         LASD MUST PROVIDE INTERNET BROWSER SOFTWARE, CLIENT OPERATING SYSTEM AND ORACLE LICENSES UNLESS OTHERWISE SPECIFIED BY THE COUNTY.

1.1.1.1  how many units / licenses? (Must)

         ORACLE LICENSES WILL BE PROVIDED BY THE COUNTY. ALL OTHER LICENSES ARE INCLUDED IN THE PROPOSAL.

1.1.1.1 If not "off the shelf", what custom programming is foreseeable or contemplated (must)

         ALL FORESEEABLE CUSTOMIZATION IS INCLUDED IN THE PROPOSAL.

1.1.1.1  programming fees / job rates? By whom?

         ALL PROGRAMMING FEES AND JOB RATES ARE INCLUDED IN THE PROPOSAL.

1        TRAINING
1.1      Administrators

1.2      Users
1.3      Onsite or away.
1.4      duration
1.5      Cost.

         SEE EXHIBIT C AND PART V.

1        References:
1.1      Similar projects completed
1.2      Other special projects or systems that are relevant
1.3      Contact persons

         SEE PAGE 27-36 OF THE ORIGINAL PROPOSAL.

PART IV
-------

Changes to Original Proposal. This includes additional software and capabilities as well as clarification of a few issues on original proposal.

1. An error was made on the original Cost Proposal. The Phase I Software total which reads $118,000, should read $138,000 and has been corrected in the new Cost Proposal in Part V.

2.  Page 23 of the original proposal offers a site license to Los Angeles
    County for the Web investigative interface. ImageWare is extending that site license to Orange County at no additional cost. Value --- approx. $125,000

3. Page 17 of the original proposal indicates that no Face ID clients are included with the system. ImageWare is now offering 4 copies of Face ID client software at no additional cost. To summarize, at no cost to the County, IWS will install Face ID server software and convert all existing images to Face ID. All new images will be automatically enrolled into Face ID and IWS will provide 4 copies of Face ID client software. Pricing for additional copies of Face ID client software is included in the new Cost Proposal. Value --- approx. $140,000

4. On Page 17 of the original proposal, IWS indicates that 20 copies of Suspect ID composite software will be included in the system. IWS is now offering an additional 20 copies of both Crime Lab and Vehicle ID at no additional cost. Value --- approx. $66,000

5. IWS has provided sample prints of the several standard templates that are included with the software being provided. These samples include:

        - ID cards
        - Inmate Wristbands
        - Wanted Posters
        - Line-ups
        - Audit Reports
        - Search Lists
        - Record prints

6. Upon approval from LA county and DOJ, IWS will enroll Megan's Law images into a separate Face ID database at no charge. All Face ID client sites will then have facial recognition search capabilities against the Megan's Law database. Value --- approx. $7,500

7. Award of this contract will fulfill all previous IWS obligations to the County and the City of Lakewood at no cost to the County.

Los Angeles County                 Exhibit A - PART V                   3/22/99
Sheriff's Department                Cost Proposal

PHASE 1

                         DESCRIPTION                                          QTY         UNIT          EXT         TOTAL
-------------------------------------------------------------------------------------------------------------------------------
CENTRAL IMAGE SERVER
Netfinity 7000 M10 400 MHz (Quad Processor) RAID V
  IBM Netfinity 7000 M10 400/512KB Xeon, 128MB ECC,OPEN,32X,PCI (Rack          1       $11,839.50    $11,839.50
    (Std) 128MB (4x32MB) EDO DRAM DIMM - 50ns
    (Std) IBM 1.44MB 3.5-inch Diskette Drive
    (Std) Integrated IDE Controller
    (Std) Internal IDE CD-ROM Drive
    (Std) Netfinity 400W Hot-Swap Power Supply
    (Std) Netfinity 7000 400MHz/512KB PII Xeon Processor
    (Std) Planar Integrated Wide Ultra SCSI
    (Std) Planar Integrated Wide Ultra SCSI for External Devices
    (Std) S3 Trio64V2 Graphics - 1MB SGRAM
    (Std) Systems Management Processor
  3520 2RU Netfinity EXP15 Storage Expansion Unit                              1        $3,321.00     $3,321.00
    (Std) 3520 Enclosure Hot-Swap Backplane                                    1        $2,160.00     $2,160.00
  IBM 35/70GB DLT SCSI Tape Drive - External                                   1        $7,458.75     $7,458.75
  IBM Netfinity ServerRAID-3l Ultra2 SCSI Adapter                              1          $945.00       $945.00
  IBM Netfinity 400W Hot-Swap Redundant Power Supply II (2 total)              1          $810.00       $810.00
  IBM Netfinity 7000 M10 Rack-to-Tower Conversion Kit                          1          $540.00       $540.00
  Netfinity 7000 400MHz/512KB Xeon Processor (4 total)                         3        $2,160.00     $6,480.00
  IBM 8mm to 68pin Converter for external cables                               1           $52.65        $52.65
  1GB (4x256MB) EDO DRAM DIMM - 50ns                                           1        $7,341.30     $7,341.30
  IBM Netfinity 18.2GB Wide Ultra SCSI SCA-2 HDD (HH)                          8        $1,618.65    $12,949.20
  IBM Netfinity 2M Ultra2 SCSI Cable                                           2           $93.15       $186.30
  Netfinity NetBAY3                                                            2          $117.45       $234.90
  Black Sleek Mouse                                                            1           $28.35        $28.35
  IBM Netfinity 10/100 Ethernet Adapter (PCI)                                  1          $128.25       $128.25
  G72 - 17(15.7) in. Color Monitor, 69 KHz, Stealth Gray                       1          $476.55       $476.55
  IBM Standard Black 104-Key Keyboard                                          1           $60.75        $60.75
  OBI External V.34 Data/Fax Modem                                             1          $496.80       $496.80
  IBM Netfinity 4.5GB Wide Ultra SCSI SCA-2 Hot-Swap Hard Disk Drive (SL)      2          $565.65     $1,131.30
  External F/W to F/W Cable-Standard with 01K1174 Tape Drive                   1          $128.25       $128.25
                                                                 SUBTOTAL                                          $56,768.85

SOFTWARE
CCS Server Software                                                            1       $20,000.00    $20,000.00
CCS Investigative Display Software                                            20        $4,900.00    $98,000.00
Suspect ID (Composite Software)                                               20            $0.00         $0.00
Crime Lab (Image Editing Software)                                            20            $0.00         $0.00
Vehicle ID                                                                    20            $0.00         $0.00
Custom NIST Import from DBI Store and Forward                                  1       $20,000.00    $20,000.00
Face ID Server Software (Includes Conversion and auto enrollment)              1            $0.00         $0.00
Face ID Client Software                                                        4            $0.00         $0.00
                                                                 SUBTOTAL                                         $138,000.00

TOTAL HARDWARE/SOFTWARE                                                                                           $194,768.85

SERVICES
De-duplication of Database                                                     5          $900.00     $4,500.00
Conversion of Existing Photos & Records (approx. 250,000)                   250,000         $0.15    $37,500.00
Project Management/Specifications Gathering                                    5          $900.00     $4,500.00
                                                                 SUBTOTAL                                          $46,500.00

LICENSES
Sybase License 6.0 Server + 5 users                                            1        $1,248.75     $1,248.75
Sybase License 6.0 (20 User)                                                   1        $3,243.75     $3,243.75
Windows Licenses                                                                                            TBD
                                                                 SUBTOTAL                                           $4,492.50

                                                         PHASE 1 SUBTOTAL                                         $245,761.35
                                           SHIPPING/HANDLING/INSTALLATION                                          $23,372.26
                                                                 TRAINING      4          $750.00     $3,000.00     $3,000.00

                                                            PHASE 1 TOTAL                                         $272,133.61



PHASE 2

                         DESCRIPTION                                          QTY         UNIT          EXT         TOTAL
-------------------------------------------------------------------------------------------------------------------------------
SERVICES

Los Angeles County                Exhibit A - Part V                    3/22/99
Sheriff's Department               Cost Proposal


---------------------------------------------------------------------------------------------------------------------------------
Conversion of data on Mug Server                                             1         $10,000.00       $10,000.00
Project Management                                                          10         $   900.00       $ 9,000.00
                                                               SUBTOTAL                                               $ 19,000.00
LICENSES
Oracle 8.0 Server License                                                    1                TBD
Oracle Client Licenses                                                      20                TBD
                                                               SUBTOTAL
---------------------------------------------------------------------------------------------------------------------------------
                                                       PHASE 2 SUBTOTAL                                               $ 19,000.00
---------------------------------------------------------------------------------------------------------------------------------
                                                               TRAINING      1         $   750.00       $    750.00   $    750.00

                                                          PHASE 2 TOTAL                                               $ 19,750.00
---------------------------------------------------------------------------------------------------------------------------------

This is not related to development of the Oracle database. It is the code time and effort that is needed to convert the Sybase database of a working mug server to Oracle with very little down time.

---------------------------------------------------------------------------------------------------------------------------------
PHASE 3
---------------------------------------------------------------------------------------------------------------------------------
                      DESCRIPTION                                         QTY          UNIT             EXT           TOTAL
---------------------------------------------------------------------------------------------------------------------------------

SOFTWARE
CCS Investigative Display Software                                         60          $ 4,900.00       $294,000.00
                                                               SUBTOTAL                                               $294,000.00
LICENSES
Oracle Client Licenses                                                     60                 TBO

---------------------------------------------------------------------------------------------------------------------------------
                                                       PHASE 3 SUBTOTAL                                               $294,000.00
---------------------------------------------------------------------------------------------------------------------------------
                                             SHIPPING/HANDLING/START-UP                                               $ 14,700.00
                                                               TRAINING     8          $   750.00       $  6,000.00   $  6,000.00

---------------------------------------------------------------------------------------------------------------------------------
                                                          PHASE 3 TOTAL                                               $314,700.00
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
TOTAL PHASE 1, 2 & 3
---------------------------------------------------------------------------------------------------------------------------------
                                                                  TOTAL                                               $606,583.61
---------------------------------------------------------------------------------------------------------------------------------









---------------------------------------------------------------------------------------------------------------------------------
REQUIRED INTERFACES
---------------------------------------------------------------------------------------------------------------------------------
                      DESCRIPTION                                         QTY          UNIT             EXT           TOTAL
---------------------------------------------------------------------------------------------------------------------------------
CCHRS & LARCIS INTERFACE
---------------------------------------------------------------------------------------------------------------------------------

Systems Integration/Setup                                                 40           $    900.00      $36,000.00
Project Management                                                         6           $    900.00      $ 5,400.00
                                                               SUBTOTAL                                               $ 41,400.00
---------------------------------------------------------------------------------------------------------------------------------
CAL-PHOTO/CAL-GANG INTERFACE
---------------------------------------------------------------------------------------------------------------------------------

NIST or Flat File Export for Cal-Photo ID                                  1           $  5,000.00      $  5,000.00
NIST or Flat File Export for Cal-Gang                                      1           $  5,000.00      $  5,000.00
Project Management                                                         4           $    900.00      $  3,600.00
                                                               SUBTOTAL                                               $ 13,600.00
---------------------------------------------------------------------------------------------------------------------------------
WEB INVESTIGATIVE INTERFACE
---------------------------------------------------------------------------------------------------------------------------------

WEB enabled CCS Investigative Software      LA County and Orange County    1           $ 75,000.00      $ 75,000.00
Project Management                                                         4           $    900.00      $  3,600.00

                                                               SUBTOTAL                                               $ 78,600.00

---------------------------------------------------------------------------------------------------------------------------------
                                                     INTERFACE SUBTOTAL                                               $133,600.00
---------------------------------------------------------------------------------------------------------------------------------
                                                               TRAINING    4           $    750.00      $  3,000.00   $  3,000.00

---------------------------------------------------------------------------------------------------------------------------------
                                                        INTERFACE TOTAL                                               $136,600.00
---------------------------------------------------------------------------------------------------------------------------------

Los Angeles County                  Exhibit A-Part V                  3/22/99
Sheriff's Department                 Cost Proposal


* Final requirements are yet to be defined. Price is based on LA County and Orange County site license and 5-7 search fields.

COMPLETE SOLUTION
-----------------------------------------------------------------------------------------------------------------------
ALL PHASES AND INTERFACES TOTAL
                                                                               TOTAL                        $743,183.61





                                                             WARRANTY Exhibit B
                                                                    ImageWare offers a complete one year
                                                                    warranty on all hardware and software


                                                            MAINTENANCE Exhibit B
                                                  ImageWare Customer Service (Year 1)                       $ 83,814.20
                                         YEAR 1 STARTS ON THE DAY OF FINAL ACCEPTANCE
                                             Maintenance & Technical Support (Year 2)                       $124,625.04
                                             Maintenance & Technical Support (Year 3)                       $124,625.04
                                             Maintenance & Technical Support (Year 4)                       $124,625.04
                                             Maintenance & Technical Support (Year 5)                       $124,625.04
-----------------------------------------------------------------------------------------------------------------------


DISCOUNT EXPLAINATION

The above price quote reflects a cumulative discount of more than $500K for DBI and Los Angeles County Sheriff's Office. Below are the standard list prices for software and the corresponding discount that DBI and Los
Angeles County will receive.




-----------------------------------------------------------------------------------------------------------------------
Standard Pricing
SOFTWARE
CCS Server Software                                            1        $20,000.00        $20,000.00
CCS Investigative Display Software                            80         $6,750.00       $540,000.00
Suspect ID (Composite Software)                               20         $2,000.00        $40,000.00
Crime Lab (Image Editing Software)                            20           $300.00         $6,000.00
Vehicle ID                                                    20         $1,000.00        $20,000.00
Face ID Server Software                                        1        $67,000.00        $67,000.00
Face ID Client Software                                        4        $15,000.00        $60,000.00
Conversion of Existing Photos & Records (approx. 250,000)   250,000          $0.20        $50,000.00
                                 STANDARD LIST PRICE SUBTOTAL                                               $803,000.00
-----------------------------------------------------------------------------------------------------------------------

                                          DBI DISCOUNT                                                      $333,500.00

                                          FINAL QUOTE                                                       $469,500.00
-----------------------------------------------------------------------------------------------------------------------

THIS DISCOUNT DOES NOT INCLUDE THE SUBSTANTIAL DISCOUNTS GIVEN ON
HARDWARE, INTERFACES AND SERVICES. THE TOTAL PROJECT DISCOUNT EXCEEDS
$500,000.



Additional Face ID client costs:
1-10 copies                                                              $15,000.00
11-50 copies                                                             $12,500.00
51-100 copies                                                             $9,000.00
over 100                                                                  $6,000.00
